Exhibit 4.1

INDENTURE

by and among

DTE ELECTRIC SECURITIZATION FUNDING III LLC,

Issuer,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

Indenture Trustee

and

U.S. BANK NATIONAL ASSOCIATION,

Securities Intermediary and Account Bank

Dated as of [Closing Date], 2026

i

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

TRUST INDENTURE ACT CROSS REFERENCE TABLE

TRUST INDENTURE ACT SECTION		INDENTURE SECTION
310	(a)(1) (a)(2) (a)(3) (a)(4) (a)(5) (b)	6.11 6.11 6.10(b)(i) Not applicable 6.11 6.11

311	(a) (b)	6.12 6.12

312	(a) (b) (c)	7.01 and 7.02 7.02(b) 7.02(c)

313	(a) (b)(1) (b)(2) (c) (d)	7.04 7.04 7.04 7.04 Not applicable

314	(a) (b) (c)(1) (c)(2) (c)(3) (d) (e) (f)	3.09 and 7.03(a) 2.10, 3.06 and 10.15 2.10, 4.01, 8.04(b) and 10.01(a) 2.10, 4.01, 8.04(b) and 10.01(a) 2.10, 4.01, 4.02 and 10.01(a) 2.10, 8.04(b) and 10.01 10.01(a) 10.01(a)

315	(a) (b) (c) (d) (e)	6.01(b)(i) and 6.01(b)(ii) 6.05 6.01(a) 6.01(c)(i), 6.01(c)(ii) and 6.01(c)(iii) 5.13

316	(a) (last sentence) (a)(1)(A) (a)(1)(B) (a)(2) (b) (c)	Appendix A — definition of “Outstanding” 5.11 5.12 Not applicable 5.07 Appendix A — definition of “Record Date”

317	(a)(1) (a)(2) (b)	5.03(a) 5.03(c)(iv) 3.03

318	(a) (b) (c)	10.07 10.07 10.07

THIS CROSS REFERENCE TABLE SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE PART OF THIS INDENTURE.

This INDENTURE, dated as of [Closing Date], 2026, is by and among DTE Electric Securitization Funding III LLC, a Delaware limited liability company (the “Issuer”), U.S. Bank Trust Company, National Association, in its capacity as indenture trustee (in such capacity, the “Indenture Trustee”) for the benefit of the Secured Parties, and U.S. Bank National Association, in its capacities as a securities intermediary (in such capacity, the “Securities Intermediary”) and as an account bank (in such capacity, the “Account Bank”).

In consideration of the mutual agreements herein contained, each party hereto agrees as follows for the benefit of the other party hereto and each of the Holders:

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture and the creation and issuance of the Securitization Bonds issuable hereunder, which will be of substantially the tenor set forth herein and in the Series Supplement.

The Securitization Bonds shall be non-recourse obligations and shall be secured by and payable solely out of the proceeds of the Securitization Property and the other Securitization Bond Collateral as provided herein. If and to the extent that such proceeds of the Securitization Property and the other Securitization Bond Collateral are insufficient to pay all amounts owing with respect to the Securitization Bonds, then, except as otherwise expressly provided hereunder, the Holders shall have no Claim in respect of such insufficiency against the Issuer or the Indenture Trustee, and the Holders, by their acceptance of the Securitization Bonds, waive any such Claim.

All things necessary to (a) make the Securitization Bonds, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, valid obligations, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Issuer, in consideration of the premises herein contained and of the purchase of the Securitization Bonds by the Holders and of other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture, the payment of the Securitization Bonds, the payment of all other amounts due under or in connection with this Indenture (including, without limitation, all fees, expenses, counsel fees and other amounts due and owing to the Indenture Trustee) and the performance and observance of all of the covenants and conditions contained herein or in the Securitization Bonds, has hereby executed and delivered this Indenture and by these presents does hereby and under the Series Supplement will convey, grant, assign, transfer and pledge, in each case, in and unto the Indenture Trustee, its successors and assigns forever, for the benefit of the Secured Parties, all and singular the property described in the Series Supplement (such property herein referred to as the “Securitization Bond Collateral”). The Series Supplement will more particularly describe the obligations of the Issuer secured by the Securitization Bond Collateral.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Securitization Bonds are to be issued, countersigned and delivered and that all of the Securitization Bond Collateral is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Indenture Trustee and its successors in said trust, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION; INCORPORATION BY REFERENCE

Section 1.01. Definitions and Rules of Construction. Except as otherwise specified herein or as the context may otherwise require, the capitalized terms used herein shall have the respective meanings set forth in Appendix A attached hereto and made a part hereof for all purposes of this Indenture. Not all terms defined in Appendix A are used in this Indenture. The rules of construction set forth in Appendix A shall apply to this Indenture and are hereby incorporated by reference into this Indenture as if set forth fully in this Indenture.

Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, that provision is incorporated by reference in and made a part of this Indenture. Certain Trust Indenture Act terms have been defined in this Indenture as follows:

“indenture securities” means the Securitization Bonds.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

ARTICLE II

THE SECURITIZATION BONDS

Section 2.01. Form. The Securitization Bonds and the Indenture Trustee’s certificate of authentication shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Securitization Bonds, as evidenced by their execution of the Securitization Bonds. Any portion of the text of any Securitization Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Securitization Bond.

The Securitization Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing the Securitization Bonds, as evidenced by their execution of the Securitization Bonds.

Each Securitization Bond shall be dated the date of its authentication. The terms of the Securitization Bonds set forth in Exhibit A are part of the terms of this Indenture.

Section 2.02. Denominations: Securitization Bonds Issuable in Series. The Securitization Bonds shall be issuable in the Minimum Denomination specified in the Series Supplement and, except as otherwise provided in the Series Supplement, in integral multiples of $1,000 in excess thereof.

The Securitization Bonds may, at the election of and as authorized by a Responsible Officer of the Issuer, be issued in one or more Tranches, and shall be designated generally as the “Senior Secured Securitization Bonds, Series 2026A” of the Issuer, with such further particular designations added or incorporated in such title for the Securitization Bonds of any particular Tranche as a Responsible Officer of the Issuer may determine. Each Securitization Bond shall bear upon its face the designation so selected for the Tranche to which it belongs. All Securitization Bonds shall be identical in all respects except for the denominations thereof, the Holder thereof, the numbering thereon and the legends thereon, unless the Securitization Bonds are comprised of one or more Tranches, in which case all of the Securitization Bonds of the same Tranche shall be identical in all respects except for the denominations thereof, the Holder thereof, the numbering thereon, the legends thereon and the CUSIP number thereon. All Securitization Bonds of a particular Tranche shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.

The Securitization Bonds shall be created by the Series Supplement authorized by a Responsible Officer of the Issuer, which shall specify and establish the terms and provisions thereof. If multiple Tranches of Securitization Bonds are issued, the several Tranches thereof may differ as between Tranches in respect of any of the following matters:

(a) designation of the Tranches thereof;

(b) the principal amounts;

(c) the Securitization Bond Interest Rates;

(d) the Payment Dates;

(e) the Scheduled Payment Dates;

(f) the Scheduled Final Payment Dates;

(g) the Final Maturity Dates;

(h) the issuance date;

(i) the place or places for the payment of interest, principal and premium, if any;

(j) the Minimum Denominations;

(k) the Expected Amortization Schedule;

(l) the Scheduled Principal Contribution Obligation Balance Schedule;

(m) the Expected Sinking Fund Schedule;

(n) any additional Secured Parties;

(o) the provisions with respect to the definitions set forth in Appendix A hereto;

(p) the identity of the Indenture Trustee;

(q) the Securitization Charges and Securitization Bond Collateral;

(r) whether or not the Securitization Bonds are to be Book-Entry Securitization Bonds and the extent to which Section 2.11 should apply; and

(s) any other provisions expressing or referring to the terms and conditions upon which the Securitization Bonds of any Tranche are to be issued under this Indenture that are not in conflict with the provisions of this Indenture and as to which the Rating Agency Condition is satisfied.

Section 2.03. Execution, Authentication and Delivery. The Securitization Bonds shall be executed on behalf of the Issuer by any of its Responsible Officers. The signature of any such Responsible Officer on the Securitization Bonds may be manual, electronic or facsimile.

Securitization Bonds bearing the manual, electronic or facsimile signature of individuals who were at the time of such execution Responsible Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Securitization Bonds or did not hold such offices at the date of the Securitization Bonds.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securitization Bonds executed by the Issuer to the Indenture Trustee pursuant to an Issuer Order for authentication; and the Indenture Trustee shall authenticate and deliver the Securitization Bonds as in this Indenture provided and not otherwise.

No Securitization Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Securitization Bond a certificate of authentication substantially in the form provided for therein executed by the Indenture Trustee by the manual, electronic or facsimile signature of one of its authorized signatories, and such certificate upon any Securitization Bond shall be conclusive evidence, and the only evidence, that such Securitization Bond has been duly authenticated and delivered hereunder.

The words “execution,” “signed,” signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by e-mail or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 2.04. Temporary Securitization Bonds. Pending the preparation of Definitive Securitization Bonds pursuant to Section 2.13, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, Temporary Securitization Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Securitization Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture and the Series Supplement as the officers executing the Temporary Securitization Bonds may determine, as evidenced by their execution of the Temporary Securitization Bonds.

If Temporary Securitization Bonds are issued, the Issuer will cause Definitive Securitization Bonds to be prepared without unreasonable delay. After the preparation of Definitive Securitization Bonds, the Temporary Securitization Bonds shall be exchangeable for Definitive Securitization Bonds upon surrender of the Temporary Securitization Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more Temporary Securitization Bonds, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Securitization Bonds of Minimum Denominations. Until so delivered in exchange, the Temporary Securitization Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive Securitization Bonds.

Section 2.05. Registration; Registration of Transfer and Exchange of Securitization Bonds. The Issuer shall cause to be kept a register (the “Securitization Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securitization Bonds and the registration of transfers of Securitization Bonds. The Indenture Trustee shall be “Securitization Bond Registrar” for the purpose of registering the Securitization Bonds and transfers of Securitization Bonds as herein provided. Upon any resignation of any Securitization Bond Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Securitization Bond Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Securitization Bond Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Securitization Bond Registrar and of the location, and any change in the location, of the Securitization Bond Register, and the Indenture Trustee shall have the right to inspect the Securitization Bond Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely conclusively upon a certificate executed on behalf of the Securitization Bond Registrar by a Responsible Officer thereof as to the names and addresses of the Holders and the principal amounts and number of the Securitization Bonds (separately stated by Tranche).

Upon surrender for registration of transfer of any Securitization Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, provided that the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Securitization Bonds in any Minimum Denominations, of the same Tranche and aggregate principal amount.

At the option of the Holder, Securitization Bonds may be exchanged for other Securitization Bonds in any Minimum Denominations, of the same Tranche and aggregate principal amount, upon surrender of the Securitization Bonds to be exchanged at such office or agency as provided in Section 3.02. Whenever any Securitization Bonds are so surrendered for exchange, the Issuer shall, provided that the requirements of Section 8-401 of the UCC are met, execute, and, upon any such execution, the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, the Securitization Bonds which the Holder making the exchange is entitled to receive.

All Securitization Bonds issued upon any registration of transfer or exchange of other Securitization Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securitization Bonds surrendered upon such registration of transfer or exchange.

Every Securitization Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by: (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee; and (b) such other documents as the Indenture Trustee may require.

Each transferee of a Securitization Bond in definitive form that is presented for registration will be required to represent and warrant (or in the case of a Securitization Bond held in Book-Entry Form will be deemed to represent and warrant by virtue of its acquisition of the Securitization Bond) on each day from and including the date of its acquisition of the Securitization Bond through and including the date of disposition of any such Securitization Bond that either (i) it is not and is not acting on behalf of, or using plan assets of, (a) a Plan or any governmental, church or non-U.S. plan that is subject to any Similar Law or (ii) its acquisition, holding and disposition of the Securitization Bond, in the case of a Plan, will not constitute or result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental, church or non-U.S. plan subject to Similar Law, will not result in or constitute a violation of such Similar Law.

No service charge shall be made to a Holder for any registration of transfer or exchange of Securitization Bonds, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge or any fees or expenses of the Indenture Trustee that may be imposed in connection with any registration of transfer or exchange of Securitization Bonds, other than exchanges pursuant to Section 2.04 or Section 2.06 not involving any transfer.

The preceding provisions of this Section 2.05 notwithstanding, the Issuer shall not be required to make, and the Securitization Bond Registrar need not register, transfers or exchanges of any Securitization Bond that has been submitted within fifteen (15) days preceding the due date for any payment with respect to such Securitization Bond until after such due date has occurred.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Securitization Bonds. If (a) any mutilated Securitization Bond is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Securitization Bond and (b) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Securitization Bond Registrar or the Indenture Trustee that such Securitization Bond has been acquired by a Protected Purchaser, the Issuer shall, provided that the requirements of Section 8-401 of the UCC are met, execute, and, upon the Issuer’s written request, the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Securitization Bond, a replacement Securitization Bond of like Tranche and principal amount, bearing a number not contemporaneously outstanding; provided, however, that, if any such destroyed, lost or stolen Securitization Bond, but not a mutilated Securitization Bond, shall have become or within seven (7) days shall be due and payable, instead of issuing a replacement Securitization Bond, the Issuer may pay such destroyed, lost or stolen Securitization Bond when so due or payable without surrender thereof. If, after the delivery of such replacement Securitization Bond or payment of a destroyed, lost or stolen Securitization Bond pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Securitization Bond in lieu of which such replacement Securitization Bond was issued presents for payment such original Securitization Bond, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Securitization Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Securitization Bond from such Person to whom such replacement Securitization Bond was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Securitization Bond under this Section 2.06, the Issuer and/or the Indenture Trustee may require the payment by the Holder of such Securitization Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and the Securitization Bond Registrar) in connection therewith.

Every replacement Securitization Bond issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Securitization Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Securitization Bond shall be found at any time or enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securitization Bonds duly issued hereunder.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securitization Bonds.

Section 2.07. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Securitization Bond, the Issuer, the Indenture Trustee, the Securitization Bond Registrar and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Securitization Bond is registered in the Securitization Bond Register (as of the day of determination) as the owner of such Securitization Bond for the purpose of receiving payments of principal of and premium, if any, and interest on such Securitization Bond and for all other purposes whatsoever, whether or not such Securitization Bond be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Section 2.08. Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal; Principal, Premium, if any, and Interest Rights Preserved.

(a) The Securitization Bonds shall accrue interest as provided in the Series Supplement at the applicable Securitization Bond Interest Rate, and such interest shall be payable on each applicable Payment Date. Any installment of interest, principal or premium, if any, payable on any Securitization Bond which is punctually paid or duly provided for on the applicable Payment Date shall be paid to the Person in whose name such Securitization Bond (or one or more Predecessor Securitization Bonds) is registered on the Record Date for the applicable Payment Date by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder (or by wire transfer to an account maintained by such Holder) in accordance with payment instructions delivered to the Indenture Trustee by such Holder, and, with respect to Book-Entry Securitization Bonds, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Securitization Bond unless and until such Global Securitization Bond is exchanged for Definitive Securitization Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to such Securitization Bond on a Payment Date, which shall be payable as provided below.

(b) The principal of each Securitization Bond of each Tranche shall be paid, to the extent funds are available therefor in the applicable Accounts, in installments on each Payment Date as specified in the Series Supplement; provided, that installments of principal not paid when scheduled to be paid in accordance with the Expected Sinking Fund Schedule shall be paid upon receipt of money available for such purpose, in the order set forth in Section 8.02(e). To the extent funds are so available and no Event of Default shall have occurred and is continuing, the Issuer will make scheduled payments of principal of the Securitization Bonds in the following order: (i) the Holders of the Tranche A-1 Securitization Bonds, until the principal balance of that Tranche has been reduced to zero; and (ii) the Holders of the Tranche A-2 Securitization Bonds, until the principal balance of that Tranche has been reduced to zero. Failure to pay principal in accordance with such Expected Sinking Fund Schedule because moneys are not available pursuant to Section 8.02 to make such payments shall not constitute a Default or Event of Default under this Indenture; provided, however, that failure to pay the entire unpaid principal amount of the Securitization Bonds of a Tranche upon the Final Maturity Date for the Securitization Bonds of such Tranche shall constitute an Event of Default under this Indenture as set forth in Section 5.01. Notwithstanding the foregoing, the entire unpaid principal amount of the Securitization Bonds shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of the Securitization Bonds representing not less than a majority of the Outstanding Amount of the Securitization Bonds have declared the Securitization Bonds to be immediately due and payable in the manner provided in Section 5.02. All payments of principal and premium, if any, on the Securitization Bonds shall be made pro rata to the Holders entitled thereto unless otherwise provided in the Series Supplement. The Indenture Trustee shall notify the Person in whose name a Securitization Bond is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and premium, if any, and interest on such Securitization Bond will be paid. Such notice shall be mailed no later than five (5) days prior to such final Payment Date (and, with respect to Book-Entry Securitization Bonds, such notice shall be sent to DTC (or any successor Clearing Agency) pursuant to DTC’s (or such successor Clearing Agency’s)) applicable procedures and shall specify that such final installment will be payable only upon presentation and surrender of such Securitization Bond and shall specify the place where such Securitization Bond may be presented and surrendered for payment of such installment.

(c) If interest on the Securitization Bonds is not paid when due, such defaulted interest shall be paid (plus interest on such defaulted interest at the applicable Securitization Bond Interest Rate to the extent lawful) to the Persons who are Holders on a subsequent Special Record Date. The Issuer shall fix or cause to be fixed any such Special Record Date and Special Payment Date, which Special Record Date shall be at least fifteen (15) Business Days prior to the Special Payment Date, and, at least ten (10) days before any such Special Record Date, the Issuer shall furnish to each affected Holder a notice that states the Special Record Date, the Special Payment Date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

Section 2.09. Cancellation. All Securitization Bonds surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Securitization Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securitization Bonds so delivered shall be promptly canceled by the Indenture Trustee. No Securitization Bonds shall be authenticated in lieu of or in exchange for any Securitization Bonds canceled as provided in this Section 2.09, except as expressly permitted by this Indenture. All canceled Securitization Bonds may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time.

Section 2.10. Outstanding Amount; Authentication and Delivery of Securitization Bonds. The aggregate Outstanding Amount of Securitization Bonds that may be authenticated and delivered under this Indenture shall not exceed the aggregate of the amount of Securitization Bonds that are authorized in the Financing Order, but otherwise shall be unlimited.

Securitization Bonds created and established by the Series Supplement may at any time be executed by the Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon Issuer Request and upon delivery by the Issuer to the Indenture Trustee, and receipt by the Indenture Trustee, or the causing to occur by the Issuer, of the following; provided, however, that compliance with such conditions and delivery of such documents shall only be required in connection with the original issuance of the Securitization Bonds:

(a) Issuer Action. An Issuer Order authorizing and directing the authentication and delivery of the Securitization Bonds by the Indenture Trustee and specifying the principal amount of Securitization Bonds to be authenticated.

(b) Authorizations. Copies of (i) the Financing Order, which shall be in full force and effect and be Final, (ii) certified resolutions of the Managers or Member of the Issuer authorizing the execution and delivery of the Series Supplement and the execution, authentication and delivery of the Securitization Bonds and (iii) the Series Supplement duly executed by the Issuer.

(c) Opinions. An opinion or opinions, portions of which may be delivered by one or more counsel for the Issuer, portions of which may be delivered by one or more counsel for the Servicer, and portions of which may be delivered by one or more counsel for the Seller, dated the Closing Date, in each case subject to the customary exceptions, qualifications and assumptions contained therein, to the collective effect, that (i) the form of the Securitization Bonds have been established by the Series Supplement in accordance with Sections 2.01 and 2.02 of this Indenture and in conformity with the provisions of the Indenture, (ii) the terms of the Securitization Bonds have been established in accordance with Section 2.02 of this Indenture and in conformity with the other provisions of the Indenture, (iii) all conditions precedent provided for in this Indenture relating to (A) the authentication and delivery of the Issuer’s Securitization Bonds and (B) the execution of the Series Supplement to this Indenture dated as of the date of this Indenture have been complied with, and (iv) the execution of the Series Supplement to this Indenture dated as of the date of this Indenture is permitted by this Indenture.

(d) Authorizing Certificate. An Officer’s Certificate, dated the Closing Date, of the Issuer certifying that (i) the Issuer has duly authorized the execution and delivery of this Indenture and the Series Supplement and the execution and delivery of the Securitization Bonds and (ii) the Series Supplement is in the form attached thereto and complies with the requirements of Section 2.02.

(e) The Securitization Bond Collateral. The Issuer shall have made or caused to be made all filings with the Commission and the Michigan Department of State pursuant to the Financing Order and the Statute and all other filings necessary to perfect the Grant of the Securitization Bond Collateral to the Indenture Trustee and the Lien of this Indenture.

(f) Certificates of the Issuer and the Seller.

(i) An Officer’s Certificate from the Issuer, dated as of the Closing Date:

(A) to the effect that (1) the Issuer is not in Default under this Indenture and that the issuance of the Securitization Bonds will not result in any Default or in any breach of any of the terms, conditions or provisions of or constitute a default under the Financing Order or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject and (2) all conditions precedent provided in this Indenture relating to the execution, authentication and delivery of the Securitization Bonds have been complied with;

(B) to the effect that the Issuer has not assigned any interest or participation in the Securitization Bond Collateral except for the Grant contained in this Indenture and the Series Supplement; the Issuer has the power and right to Grant the Securitization Bond Collateral to the Indenture Trustee as security hereunder and thereunder; and the Issuer, subject to the terms of this Indenture, has Granted to the Indenture Trustee a first priority perfected security interest in all of its right, title and interest in and to such Securitization Bond Collateral free and clear of any Lien arising as a result of actions of the Issuer or through the Issuer, except Permitted Liens;

(C) to the effect that the Issuer has appointed the firm of Independent registered public accountants as contemplated in Section 8.06;

(D) to the effect that attached thereto are duly executed, true and complete copies of the Sale Agreement, the Servicing Agreement, the Administration Agreement and the Intercreditor Agreement which are, to the knowledge of the Issuer (and assuming such agreements are enforceable against all parties thereto other than the Issuer and DTE Electric), in full force and effect and, to the knowledge of the Issuer, that no party is in default of its obligations under such agreements;

(E) stating that all filings with the Commission, the Michigan Department of State and the Secretary of State of the State of Delaware pursuant to the Statute, the UCC and the Financing Order and all UCC financing statements with respect to the Securitization Bond Collateral which are required to be filed by the terms of the Financing Order, the Statute, the Sale Agreement, the Servicing Agreement and this Indenture have been filed as required;

(F) stating that (1) all conditions precedent provided for in this Indenture relating to (I) the authentication and delivery of the Issuer’s Securitization Bonds, and (II) the execution of the Series Supplement to this Indenture dated as of the date of this Indenture, have been complied with, (2) the execution of the Series Supplement to this Indenture dated as of the date of this Indenture is authorized or permitted by this Indenture, and (3) the Issuer has delivered the documents required under this Section 2.10 and has otherwise satisfied the requirements set out in this Section 2.10, including, but not limited to, complying with Section 2.10(a) hereof; and

(G) stating that an amount equal to the Required Capital Level has been deposited or caused to be deposited by the Member with the Indenture Trustee for crediting to the Capital Account.

(ii) An officer’s certificate from the Seller, dated as of the Closing Date, to the effect that:

(A) in the case of the Distribution Securitization Property and Power Supply Securitization Property identified in the Bill of Sale, immediately prior to the conveyance thereof to the Issuer pursuant to the Sale Agreement: the Seller was the original and the sole owner of such Distribution Securitization Property and Power Supply Securitization Property, each free and clear of any Lien; the Seller had not assigned any interest or participation in such Distribution Securitization Property or Power Supply Securitization Property and the proceeds thereof other than to the Issuer pursuant to the Sale Agreement; the Seller has the power, authority and right to own, sell and assign such Distribution Securitization Property and Power Supply Securitization Property and the proceeds thereof to the Issuer; the Seller has its chief executive office in the State of Michigan; and the Seller, subject to the terms of the Sale Agreement, has validly sold and assigned to the Issuer all of its right, title and interest in and to such Distribution Securitization Property and Power Supply Securitization Property and the proceeds thereof, each free and clear of any Lien (other than Permitted Liens) and such sale and assignment is absolute and irrevocable and has been perfected; and

(B) in the case of the Distribution Securitization Property and Power Supply Securitization Property identified in the Bill of Sale, immediately prior to the conveyance thereof to the Issuer pursuant to the Sale Agreement; the attached copy of the Financing Order creating such Distribution Securitization Property and Power Supply Securitization Property, each are true and complete and are in full force and effect.

(g) Rating Agency Condition. The Indenture Trustee shall receive evidence reasonably satisfactory to it that the Securitization Bonds have received the ratings from the Rating Agencies required by the Underwriting Agreement as a condition to the issuance of the Securitization Bonds.

(h) Requirements of Series Supplement. Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement.

(i) Other Requirements. Such other documents, certificates, agreements, instruments or opinions as the Indenture Trustee may reasonably require.

Section 2.11. Book-Entry Securitization Bonds. Unless the Series Supplement provides otherwise, all of the Securitization Bonds shall be issued in Book-Entry Form, and the Issuer shall execute and the Indenture Trustee shall, in accordance with this Section 2.11 and the Issuer Order, authenticate and deliver one or more Global Securitization Bonds, evidencing the Securitization Bonds, which (a) shall be an aggregate original principal amount equal to the aggregate original principal amount of the

Securitization Bonds to be issued pursuant to the Issuer Order, (b) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for DTC, the initial Clearing Agency, (c) shall be delivered by the Indenture Trustee pursuant to such Clearing Agency’s or such nominee’s instructions and (d) shall bear a legend substantially to the effect set forth in Exhibit A.

Each Clearing Agency designated pursuant to this Section 2.11 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a “clearing agency” registered under the Exchange Act and any other applicable statute or regulation.

No Holder of Securitization Bonds issued in Book-Entry Form shall receive a Definitive Securitization Bond representing such Holder’s interest in any of the Securitization Bonds, except as provided in Section 2.13. Unless (and until) certificated, fully registered Securitization Bonds (the “Definitive Securitization Bonds”) have been issued to the Holders pursuant to Section 2.13 or pursuant to the Series Supplement relating thereto:

(i) the provisions of this Section 2.11 shall be in full force and effect;

(ii) the Issuer, the Servicer, the Paying Agent, the Securitization Bond Registrar and the Indenture Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Securitization Bonds and the giving of instructions or directions hereunder) as the authorized representative of the Holders;

(iii) to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control;

(iv) the rights of Holders shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Holders and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Letter of Representations, unless and until Definitive Securitization Bonds are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Securitization Bonds to such Clearing Agency Participants; and

(v) whenever this Indenture requires or permits actions to be taken based upon instruction or directions of the Holders evidencing a specified percentage of the Outstanding Amount of Securitization Bonds, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Holders and/or the Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Securitization Bonds and has delivered such instructions to a Responsible Officer of the Indenture Trustee.

Section 2.12. Notices to Clearing Agency. Unless and until Definitive Securitization Bonds shall have been issued to Holders pursuant to Section 2.13, whenever notice, payment or other communications to the Holders of Book-Entry Securitization Bonds is required under this Indenture, the Indenture Trustee, the Servicer and the Paying Agent, as applicable, shall make all such payments, and give all such notices and communications specified herein to be given to Holders, to the Clearing Agency.

Section 2.13. Definitive Securitization Bonds. If (a) (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations and (ii) the Issuer is unable to locate a successor Clearing Agency, (b) the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default hereunder, Holders holding Securitization Bonds aggregating a majority of the aggregate Outstanding Amount of Securitization Bonds maintained as Book-Entry Securitization Bonds advise the Indenture Trustee, the Issuer and the Clearing Agency (through the Clearing Agency Participants) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Holders, the Issuer shall notify the Clearing Agency, the Indenture Trustee and all such Holders in writing of the occurrence of any such event and of the availability of Definitive Securitization Bonds to the Holders requesting the same. Upon surrender to the Indenture Trustee of the Global Securitization Bonds by the Clearing Agency accompanied by registration instructions from such Clearing Agency for registration, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, Definitive Securitization Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the Securitization Bond Registrar, the Paying Agent or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Securitization Bonds, the Indenture Trustee shall recognize the Holders of the Definitive Securitization Bonds as Holders hereunder without need for any consent or acknowledgement from the Holders.

Definitive Securitization Bonds will be transferable and exchangeable at the offices of the Securitization Bond Registrar.

Section 2.14. CUSIP Number. The Issuer in issuing any Securitization Bonds may use a “CUSIP” number and, if so used, the Indenture Trustee shall use the CUSIP number provided to it by the Issuer in any notices to the Holders thereof as a convenience to such Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securitization Bonds and that reliance may be placed only on the other identification numbers printed on the Securitization Bonds. The Issuer shall promptly notify the Indenture Trustee in writing of any change in the CUSIP number with respect to any Securitization Bond.

Section 2.15. Letter of Representations. Notwithstanding anything to the contrary in this Indenture or the Series Supplement, the parties hereto shall comply with the terms of each Letter of Representations applicable to such party.

Section 2.16. Tax Treatment. The Issuer and the Indenture Trustee, by entering into this Indenture, and the Holders and any Persons holding a beneficial interest in any Securitization Bond, by acquiring any Securitization Bond or interest therein, (a) express their intention that, solely for the purposes of U.S. federal taxes and, to the extent consistent with applicable State, local and other tax law, solely for the purposes of State, local and other taxes, the Securitization Bonds qualify under applicable tax law as indebtedness of the Member secured by the Securitization Bond Collateral and (b) solely for the purposes of U.S. federal taxes and, to the extent consistent with applicable State, local and other tax law, solely for purposes of State, local and other taxes, so long as any of the Securitization Bonds are outstanding, agree to treat the Securitization Bonds as indebtedness of the Member secured by the Securitization Bond Collateral unless otherwise required by appropriate taxing authorities.

Section 2.17. State Pledge. Under the laws of the State of Michigan in effect on the Closing Date, pursuant to Section 10n(2) of the Statute, the State of Michigan has pledged for the benefit and protection of the Holders, the Indenture Trustee, other Persons acting for the benefit of the Holders and DTE Electric that the State of Michigan will not take or permit any action that would impair the value of the Distribution Securitization Property or the Power Supply Securitization Property; reduce or alter, except as allowed under section 10k(3) of the Statute, or impair the Distribution Securitization Charges or Power Supply Securitization Charges to be imposed, collected, and remitted to the Holders, the Indenture Trustee and other Persons acting for the benefit of the Holders of the Securitization Bonds until the principal, interest, premium, and any other charges incurred and contracts to be performed in connection with the Securitization Bonds have been paid and performed in full.

The Issuer hereby acknowledges that the purchase of any Securitization Bond by a Holder or the purchase of any beneficial interest in a Securitization Bond by any Person and the Indenture Trustee’s obligations to perform hereunder are made in reliance on such agreement and pledge by the State of Michigan.

Section 2.18. Security Interests. The Issuer hereby makes the following representations and warranties:

(a) other than the security interests granted to the Indenture Trustee pursuant to this Indenture and the Series Supplement, the Issuer has not pledged, granted, sold, conveyed or otherwise assigned any interests or security interests in the Securitization Bond Collateral and no security agreement, financing statement or equivalent security or Lien instrument listing the Issuer as debtor covering all or any part of the Securitization Bond Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the Indenture Trustee on behalf of the Secured Parties in connection with this Indenture;

(b) this Indenture and the Series Supplement constitute a valid and continuing Lien on, and first priority perfected security interest in, the Securitization Bond Collateral in favor of the Indenture Trustee on behalf of the Secured Parties, which Lien and security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing;

(c) with respect to all Securitization Bond Collateral, this Indenture, together with the Series Supplement, creates a valid and continuing first priority perfected security interest (as defined in the UCC) in such Securitization Bond Collateral, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing;

(d) the Issuer has good and marketable title to the Securitization Bond Collateral free and clear of any Lien of any Person other than Permitted Liens;

(e) all of the Securitization Bond Collateral constitutes Securitization Property or accounts, deposit accounts, investment property or general intangibles (as each such term is defined in the UCC), except that proceeds of the Securitization Bond Collateral may also take the form of instruments or money;

(f) the Issuer has taken, or caused the Servicer to take, all action necessary to perfect the security interest in the Securitization Bond Collateral granted to the Indenture Trustee, for the benefit of the Secured Parties;

(g) the Issuer has filed (or has caused the Servicer to file) all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Securitization Bond Collateral granted to the Indenture Trustee;

(h) the Issuer has not authorized the filing of and is not aware, after due inquiry, of any financing statements against the Issuer that include a description of the Securitization Bond Collateral other than those filed in favor of the Indenture Trustee;

(i) the Issuer is not aware of any judgment or tax Lien filings against the Issuer;

(j) each of the Accounts (including all subaccounts thereof) constitutes a “securities account” and/or a “deposit account” within the meaning of the UCC;

(k) the Issuer has taken all steps necessary to cause the Securities Intermediary of each such securities account to identify in its records the Indenture Trustee as the Person having a security entitlement against the Securities Intermediary in such securities account, no Account is in the name of any Person other than the Indenture Trustee, and the Issuer has not consented to the Securities Intermediary of any Account to comply with entitlement orders of any Person other than the Indenture Trustee; and

(l) all of the Securitization Bond Collateral constituting investment property has been and will have been credited to the applicable Account or a subaccount thereof, and the Securities Intermediary for each Account has agreed to treat all assets credited to such Account (other than cash) as “financial assets” within the meaning of the UCC. Accordingly, the Indenture Trustee has a first priority perfected security interest in each Account, all funds and financial assets on deposit therein, and all securities entitlements relating thereto. The representations and warranties set forth in this Section 2.18 shall survive the execution and delivery of this Indenture and the issuance of any Securitization Bonds, shall be deemed re-made on each date on which any funds in an Account are distributed to the Issuer or otherwise released from the Lien of the Indenture and may not be waived by any party hereto except pursuant to a supplemental indenture executed in accordance with Article IX and as to which the Rating Agency Condition has been satisfied.

ARTICLE III

COVENANTS

Section 3.01. Payment of Principal, Premium, if any, and Interest. The principal of and premium, if any, and interest on the Securitization Bonds shall be duly and punctually paid by the Issuer, or the Servicer on behalf of the Issuer, in accordance with the terms of the Securitization Bonds and this Indenture and the Series Supplement; provided, that, except on a Final Maturity Date of a Tranche or upon the acceleration of the Securitization Bonds following the occurrence of an Event of Default, the Issuer shall only be obligated to pay the principal of the Securitization Bonds on each Payment Date therefor to the extent moneys are available for such payment pursuant to Section 8.02. Amounts properly withheld under the Code, the Treasury regulations promulgated thereunder or other tax laws by any Person from a payment to any Holder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.

Section 3.02. Maintenance of Office or Agency. The Issuer shall initially maintain in [St. Paul, Minnesota] an office or agency where Securitization Bonds may be surrendered for registration of transfer or exchange. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes, and the Corporate Trust Office of the Indenture Trustee shall serve as the offices provided above in this Section 3.02. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made at the office of the Indenture Trustee located at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders.

Section 3.03. Money for Payments To Be Held in Trust. As provided in Section 8.02(a), all payments of amounts due and payable with respect to any Securitization Bonds that are to be made from amounts withdrawn from the applicable Account, pursuant to Section 8.02(d) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from any Account for payments with respect to any Securitization Bonds shall be paid over to the Issuer except as provided in this Section 3.03 and Section 8.02.

Each Paying Agent shall meet the eligibility criteria set forth for any Indenture Trustee under Section 6.11. The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(a) hold all sums held by it for the payment of amounts due with respect to the Securitization Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b) give the Indenture Trustee, unless the Indenture Trustee is the Paying Agent, and the Rating Agencies written notice of any Default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Securitization Bonds;

(c) at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d) immediately, with notice to the Rating Agencies, resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Securitization Bonds if at any time the Paying Agent determines that it has ceased to meet the standards required to be met by a Paying Agent at the time of such determination; and

(e) comply with all requirements of the Code, the Treasury regulations promulgated thereunder and other tax laws with respect to the withholding from any payments made by it on any Securitization Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheatment of funds, any money held by the Indenture Trustee or any Paying Agent for the payment of any amount due with respect to any Securitization Bond and remaining unclaimed for two (2) years after such amount has become due and payable shall be paid to the Issuer upon receipt of an Issuer Request; and, subject to Section 10.16, the Holder of such Securitization Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04. Existence. The Issuer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the other Basic Documents, the Securitization Bonds, the Securitization Bond Collateral and each other instrument or agreement referenced herein or therein.

Section 3.05. Protection of Securitization Bond Collateral. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all filings with the Commission, the Secretary of State of the State of Delaware or the Michigan Department of State pursuant to the Financing Order, or to the Statute and all financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable, to:

(a) maintain or preserve the Lien (and the priority thereof) of this Indenture and the Series Supplement or carry out more effectively the purposes hereof;

(b) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(c) enforce any of the Securitization Bond Collateral;

(d) preserve and defend title to the Securitization Bond Collateral and the rights of the Indenture Trustee and the Holders in such Securitization Bond Collateral against the Claims of all Persons, including, without limitation, the challenge by any party to the validity or enforceability of the Financing Order, any Securitization Rate Schedule, the Securitization Property or any proceeding relating thereto and institute any action or proceeding necessary to compel performance by the Commission or the State of Michigan of any of its obligations or duties under the Statute, the State Pledge, the Financing Order or Securitization Rate Schedule; and

(e) pay any and all taxes levied or assessed upon all or any part of the Securitization Bond Collateral.

The Indenture Trustee is specifically permitted and authorized, but not required to file financing statements covering the Securitization Bond Collateral, including, without limitation, financing statements that describe the Securitization Bond Collateral as “all assets” or “all personal property” of the Issuer and/or reflecting Section 10m(9) of the Statute, it being understood that in no event shall the Indenture Trustee be responsible for filing any such financing statements.

Section 3.06. Opinions as to Securitization Bond Collateral.

(a) Within ninety (90) days after the beginning of each calendar year beginning with the calendar year beginning January 1, 2027, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any filings with the Commission, the Secretary of State of the State of Delaware or the Michigan Department of State pursuant to the Statute and the Financing Order, financing statements and continuation statements, as are necessary to maintain the Lien and the perfected security interest created by this Indenture and the Series Supplement and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any filings with the Commission, the Secretary of State of the State of Delaware or the Michigan Department of State, financing statements and continuation statements that will, in the opinion of such counsel, be required within the twelve-month period following the date of such opinion to maintain the Lien and the perfected security interest created by this Indenture and the Series Supplement.

(b) Prior to the effectiveness of any amendment to the Sale Agreement or the Servicing Agreement, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer either (i) stating that, in the opinion of such counsel, all filings, including UCC financing statements and other filings with the Commission, the Secretary of State of the State of Delaware or the Michigan Department of State pursuant to the Statute or the Financing Order have been executed and filed that are necessary fully to maintain the Lien of the Issuer and the Indenture Trustee in the Securitization Property and the Securitization Bond Collateral, respectively, and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to maintain such Lien.

Section 3.07. Performance of Obligations; Servicing; SEC Filings.

(a) The Issuer (i) shall diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the Securitization Bond Collateral and (ii) shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, the Series Supplement, the Sale Agreement, the Servicing Agreement, the Intercreditor Agreement or such other instrument or agreement.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee herein or in an Officer’s Certificate shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Series Supplement, the other Basic Documents and the instruments and agreements included in the Securitization Bond Collateral, including filing or causing to be filed all filings with the Commission, the Secretary of State of the State of Delaware or the Michigan Department of State pursuant to the Statute or the Financing Order, all UCC financing statements and all continuation statements required to be filed by it by the terms of this Indenture, the Series Supplement, the Sale Agreement and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Issuer shall promptly give written notice thereof to the Indenture Trustee and the Rating Agencies and shall specify in such notice the response or action, if any, the Issuer has taken or is taking with respect to such Servicer Default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Securitization Property, the Securitization Bond Collateral or the Securitization Charges, the Issuer shall take all reasonable steps available to it to remedy such failure.

(e) As promptly as possible after the giving of notice of termination to the Servicer and the Rating Agencies of the Servicer’s rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Indenture Trustee shall, at the written direction of the Holders evidencing a majority of the Outstanding Amount of the Securitization Bonds and subject to the terms of the Intercreditor Agreement, appoint a successor Servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Indenture Trustee. A Person shall qualify as a Successor Servicer only if such Person satisfies the requirements of the Servicing Agreement and the Intercreditor Agreement. If, within thirty (30) days after the delivery of the notice referred to above, a new Servicer shall not have been appointed, the Indenture Trustee, at the Issuer’s expense, may petition the Commission or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, DTE Electric may make such arrangements for the compensation of such Successor Servicer as it and such successor shall agree, subject to the limitations set forth in Section 8.02 and in the Servicing Agreement.

(f) Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Indenture Trustee shall promptly notify the Issuer, the Holders and the Rating Agencies of such termination. As soon as a Successor Servicer is appointed, the Indenture Trustee shall notify the Issuer, the Holders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

(g) The Issuer shall (or shall cause the Sponsor to) post on its website (which for this purpose may be the website of any direct or indirect parent company of the Issuer) and, to the extent consistent with the Issuer’s and the Sponsor’s obligations under applicable law, file with or furnish to the SEC in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, and shall direct the Indenture Trustee to post on its website for investors the following information (other than any such information filed with the SEC and publicly available to investors unless the Issuer specifically requests such items to be posted) with respect to the Outstanding Securitization Bonds, in each case to the extent such information is reasonably available to the Issuer:

(i) the final Prospectus;

(ii) statements of any remittances of Distribution Securitization Charges and Power Supply Securitization Charges made to the Indenture Trustee (to be included in a Form 10-D or Form 10-K, or successor forms thereto);

(iii) a statement reporting the balances in each Account (including all subaccounts thereof) under this Indenture for the Securitization Bonds as of the date of the Semi-Annual Servicer’s Certificate or the most recent date available (to be included in a Form 10-D or Form 10-K, or successor forms thereto);

(iv) a statement showing the balance of Outstanding Securitization Bonds that reflects the actual periodic payments made on the Securitization Bonds during the applicable period (to be included in the next Form 10-D or Form 10-K filed, or successor forms thereto);

(v) the Semi-Annual Servicer’s Certificate as required to be submitted pursuant to the Servicing Agreement (to be filed with a Form 10-D, Form 10-K or Form 8-K, or successor forms thereto);

(vi) the Monthly Servicer’s Certificates as required to be submitted pursuant to the Servicing Agreement;

(vii) the Reconciliation Certificate as required to be submitted pursuant to the Servicing Agreement;

(viii) the text (or a link to the website where a reader can find the text) of each filing of a True-Up Adjustment and the results of each such filing;

(ix) any change in the long-term or short-term credit ratings of the Servicer assigned by the Rating Agencies;

(x) material legislative or regulatory developments directly relevant to the Outstanding Securitization Bonds (to be filed or furnished in a Form 8-K); and

(xi) any reports and other information that the Issuer is required to file with the SEC under the Exchange Act.

Notwithstanding the foregoing, nothing herein shall preclude the Issuer from voluntarily suspending or terminating its filing obligations as Issuer with the SEC to the extent permitted by applicable law. Any such reports or information delivered to the Indenture Trustee for purposes of this Section 3.07(g) is for informational purposes only, and the Indenture Trustee’s receipt of such reports or information shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to conclusively rely on an Officer’s Certificate).

(h) The Issuer shall direct the Indenture Trustee to post on the Indenture Trustee’s website for investors with respect to the Outstanding Securitization Bonds, to the extent such information is set forth in the Semi-Annual Servicer’s Certificate, a statement showing the balance of Outstanding Securitization Bonds that reflects the actual payments made on the Securitization Bonds during the applicable period (based solely on information set forth in the Semi-Annual Servicer’s Certificate).

(i) The address of the Indenture Trustee’s website for investors is https://pivot.usbank.com. The Indenture Trustee shall promptly notify the Issuer, the Holders and the Rating Agencies of any change to the address of the website for investors.

(j) The Issuer shall make all filings required under the Statute relating to the transfer of the ownership or security interest in the Securitization Property other than those required to be made by the Seller or the Servicer pursuant to the Basic Documents.

Section 3.08. Certain Negative Covenants. So long as any Securitization Bonds are Outstanding, the Issuer shall not:

(a) except as expressly permitted by this Indenture and the other Basic Documents, sell, transfer, convey, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Securitization Bond Collateral, unless in accordance with Article V;

(b) claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Securitization Bonds (other than amounts properly withheld from such payments under the Code, the Treasury regulations promulgated thereunder or other tax laws) or assert any claim against any present or former Holder by reason of the payment of the taxes levied or assessed upon any part of the Securitization Bond Collateral;

(c) terminate its existence or dissolve or liquidate in whole or in part, except in a transaction permitted by Section 3.10;

(d) (i) permit the validity or effectiveness of this Indenture or the other Basic Documents to be impaired, or permit the Lien of this Indenture and the Series Supplement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Securitization Bonds under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien, security interest or other encumbrance (other than the Lien of this Indenture or the Series Supplement) to be created on or extend to or otherwise arise upon or burden the Securitization Bond Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax Liens arising by operation of law with respect to amounts not yet due) or (iii) permit the Lien of the Series Supplement not to constitute a valid first priority perfected security interest in the Securitization Bond Collateral;

(e) enter into any swap, hedge or similar financial arrangement;

(f) elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes, file any tax return or take any other action or make any election inconsistent with the treatment of the Issuer, for U.S. federal income tax purposes and, to the extent consistent with applicable State tax law, State income and franchise tax purposes, as a disregarded entity that is not separate from the sole owner of the Issuer;

(g) change its name, identity or structure or the location of its chief executive office, unless at least ten (10) Business Days prior to the effective date of any such change the Issuer delivers to the Indenture Trustee (with copies to the Rating Agencies) such documents, instruments or agreements, executed by the Issuer, as are necessary to reflect such change and to continue the perfection of the security interest of this Indenture and the Series Supplement;

(h) take any action which is subject to a Rating Agency Condition without satisfying the Rating Agency Condition;

(i) except to the extent permitted by applicable law, voluntarily suspend or terminate its filing obligations with the SEC as described in Section 3.07(g); or

(j) issue any securitization bonds (as defined for this purpose in the Statute) under the Statute or any similar law other than the Securitization Bonds or issue any other debt obligations.

Section 3.09. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Rating Agencies not later than March 31 of each year (commencing with March 31, 202[7]), an Officer’s Certificate stating, as to the Responsible Officer signing such Officer’s Certificate, that:

(a) a review of the activities of the Issuer during the preceding twelve (12) months ended December 31 (or, in the case of the first such Officer’s Certificate, since the Closing Date) and of performance under this Indenture has been made; and

(b) to the best of such Responsible Officer’s knowledge, based on such review, the Issuer has in all material respects complied with all conditions and covenants under this Indenture throughout such twelve-month period (or such shorter period in the case of the first such Officer’s Certificate), or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Responsible Officer and the nature and status thereof.

Section 3.10. Issuer May Consolidate, etc., Only on Certain Terms.

(a) The Issuer shall not consolidate with or merge with or into any other Person, unless:

(i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall (A) be a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture and the Series Supplement on the part of the Issuer to be performed or observed, all as provided herein and in the Series Supplement, and (C) expressly assume all obligations and succeed to all rights of the Issuer under the Sale Agreement, the Servicing Agreement and each other Basic Document to which the Issuer is a party;

(ii) immediately after giving effect to such merger or consolidation, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

(iii) the Rating Agency Condition shall have been satisfied with respect to such merger or consolidation;

(iv) the Issuer shall have delivered to DTE Electric, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to DTE Electric and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service (unless the IRS has announced that it will not rule on the issues described in this paragraph)) to the effect that the consolidation or merger will not result in a material adverse U.S. federal or State income tax consequence to the Issuer, DTE Electric, the Indenture Trustee or the then-existing Holders;

(v) any action as is necessary to maintain the Lien and the perfected security interest in the Securitization Bond Collateral created by this Indenture and the Series Supplement shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and

(vi) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of external counsel of the Issuer each stating that such consolidation or merger and such supplemental indenture comply with this Indenture and the Series Supplement and that all conditions precedent herein provided for in this Section 3.10(a) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

(b) Except as specifically provided herein, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the Securitization Bond Collateral, to any Person, unless:

(i) the Person that acquires the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the Series Supplement, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of Holders, (D) unless otherwise provided in the supplemental indenture referred to in Section 3.10(b)(i)(B), expressly agrees to indemnify, defend and hold harmless the Issuer and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture, the Series Supplement and the Securitization Bonds (including the enforcement costs of such indemnity), (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the SEC (and any other appropriate Person) required by the Exchange Act in connection with the Securitization Bonds and (F) if such sale, conveyance, exchange, transfer or disposal relates to the Issuer’s rights and obligations under the Sale Agreement or the Servicing Agreement, assumes all obligations and succeeds to all rights of the Issuer under the Sale Agreement and the Servicing Agreement, as applicable;

(ii) immediately after giving effect to such transaction, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv) the Issuer shall have delivered to DTE Electric, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to DTE Electric and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service (unless the IRS has announced that it will not rule on the issues described in this paragraph)) to the effect that the disposition will not result in a material adverse U.S. federal or State income tax consequence to the Issuer, DTE Electric, the Indenture Trustee or the then-existing Holders;

(v) any action as is necessary to maintain the Lien and the perfected security interest in the Securitization Bond Collateral created by this Indenture and the Series Supplement shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and

(vi) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of external counsel of the Issuer each stating that such sale, conveyance, exchange, transfer or other disposition and such supplemental indenture comply with this Indenture and the Series Supplement and that all conditions precedent herein provided for in this Section 3.10(b) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.11. Successor or Transferee.

(a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b) Except as set forth in Section 6.07, upon a sale, conveyance, exchange, transfer or other disposition of all the assets and properties of the Issuer in accordance with Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture and the other Basic Documents to be observed or performed on the part of the Issuer with respect to the Securitization Bonds and the Securitization Property immediately following the consummation of such acquisition upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuer is to be so released.

Section 3.12. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, administering, managing and servicing the Securitization Property and the other Securitization Bond Collateral and the issuance of the Securitization Bonds in the manner contemplated by the Financing Order and this Indenture and the other Basic Documents and activities incidental thereto.

Section 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Securitization Bonds and any other indebtedness expressly permitted by or arising under the Basic Documents.

Section 3.14. Servicer’s Obligations. The Issuer shall enforce the Servicer’s compliance with and performance of all of the Servicer’s material obligations under the Servicing Agreement.

Section 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.16. Capital Expenditures. Other than the purchase of Securitization Property from the Seller on the Closing Date, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.17. Restricted Payments. Except as provided in Section 8.04(c), the Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security or (c) set aside or otherwise segregate any amounts for any such purpose; provided, however, that, if no Event of Default shall have occurred and be continuing or would be caused thereby, the Issuer may make, or cause to be made, any such distributions to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer using funds distributed to the Issuer pursuant to Section 8.02(e)(x) to the extent that such distributions would not cause the balance of the Capital Account to decline below the Required Capital Level. The Issuer will not, directly or indirectly, make payments to or distributions from any account (including subaccounts thereof) under this Indenture for the Securitization Bonds except in accordance with this Indenture and the other Basic Documents.

Section 3.18. Notice of Events of Default. The Issuer agrees to give the Indenture Trustee and the Rating Agencies prompt written notice of each Default or Event of Default hereunder as provided in Section 5.01, and each default on the part of the Seller or the Servicer of its obligations under the Sale Agreement or the Servicing Agreement, respectively.

Section 3.19. Further Instruments and Acts. Upon request of the Indenture Trustee or as required by applicable law, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and to maintain the first priority perfected security interest of the Indenture Trustee in the Securitization Bond Collateral.

Section 3.20. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited annually by Independent registered public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent registered public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Notwithstanding anything herein to the contrary, the preceding sentence shall not be construed to prohibit (a) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Issuer, provided such parties are rightfully in possession of such information, (b) disclosure of any and all information (i) if required to do so by any applicable statute, law, rule or regulation, (ii) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (iii) in any preliminary or final prospectus, registration statement or other document a copy of which has been filed with the SEC, (iv) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same, provided that such parties agree to be bound by the confidentiality provisions contained in this Section 3.20, or (v) to any Rating Agency or (c) any other disclosure authorized by the Issuer.

Section 3.21. Sale Agreement, Servicing Agreement, Intercreditor Agreement and Administration Agreement Covenants.

(a) The Issuer agrees to take all such lawful actions to enforce its rights under the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Intercreditor Agreement and the other Basic Documents, and to compel or secure the performance and observance by the Seller, the Servicer, the Administrator and DTE Electric of each of their respective obligations to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Intercreditor Agreement and the other Basic Documents in accordance with the terms thereof. So long as no Event of Default occurs and is continuing, but subject to Section 3.21(f), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement, the Administration Agreement and the Intercreditor Agreement; provided, that such action shall not adversely affect the interests of the Holders in any material respect. However, if the Issuer or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the Securitization Charges, the Issuer must notify the Indenture Trustee in writing and the Indenture Trustee must notify the Holders of such proposal. In addition, the Indenture Trustee may consent to this proposal only with the written consent of the Holders of a majority of the Outstanding Amount of Securitization Bonds of the Tranches affected thereby and only if the Rating Agency Condition is satisfied. In determining whether a majority of Holders have so consented, Securitization Bonds owned by the Issuer, DTE Electric or any Affiliate thereof shall be disregarded, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any Securitization Bonds it actually knows to be so owned.

(b) If an Event of Default occurs and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Holders of a majority of the Outstanding Amount of the Securitization Bonds of all Tranches affected thereby, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, DTE Electric, the Administrator and the Servicer, as the case may be, under or in connection with the Sale Agreement, the Servicing Agreement, the Administration Agreement and the Intercreditor Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, DTE Electric, the Administrator or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, the Servicing Agreement, the Administration Agreement and the Intercreditor Agreement, and any right of the Issuer to take such action shall be suspended.

(c) Except as set forth in Section 3.21(d), the Administration Agreement, the Sale Agreement, the Servicing Agreement and the Intercreditor Agreement may be amended in accordance with the provisions thereof, so long as either (i) the Rating Agency Condition is satisfied in connection therewith (where required pursuant to the applicable Basic Document) or (ii) ten (10) Business Days’ prior written notice of such amendment has been provided to the Rating Agencies in accordance with the applicable Basic Document, at any time and from time to time, without the consent of the Holders of the Securitization Bonds, but with the acknowledgement of the Indenture Trustee; provided, that the Indenture Trustee shall provide such acknowledgement upon receipt of an Officer’s Certificate of the Issuer evidencing either (x) satisfaction of such Rating Agency Condition or (y) notice of such amendment has been provided to the Rating Agencies in accordance with the applicable Basic Document and an Opinion of Counsel of external counsel of the Issuer stating that such amendment is in accordance with the provisions of such Basic Document, in each case, upon which the Indenture Trustee may conclusively rely. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies. For purposes of determining whether a majority of Holders have consented, the Securitization Bonds owned by the Issuer, DTE Electric or any subsidiary or other Affiliate shall be disregarded; except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any Securitization Bonds it actually knows to be so owned.

(d) Except as set forth in Section 3.21(e), if the Issuer, the Seller, DTE Electric, the Administrator, the Servicer or any other party to the respective agreement below proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of the Sale Agreement, the Administration Agreement, the Servicing Agreement or the Intercreditor Agreement, or waive timely performance or observance by the Issuer, the Seller, DTE Electric, the Administrator, the Servicer or any other party under the Sale Agreement, the Administration Agreement, the Servicing Agreement or the Intercreditor Agreement, in each case in such a way as would materially and adversely affect the interests of any Holder of Securitization Bonds, the Issuer shall first notify the Rating Agencies of the proposed amendment, modification, waiver, supplement, termination or surrender and shall promptly notify the Indenture Trustee and the Holders of the Securitization Bonds in writing of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the Rating Agency Condition has been satisfied with respect thereto (or, pursuant to an Issuer Request, the Indenture Trustee shall so notify the Holders of the Securitization Bonds on the Issuer’s behalf). The Indenture Trustee shall consent to such proposed amendment, modification, waiver, supplement, termination or surrender only if the Rating Agency Condition is satisfied and only with the prior written consent of the Holders of a majority of the Outstanding Amount of Securitization Bonds of the Tranches materially and adversely affected thereby. If any such amendment, modification, waiver, supplement, termination or surrender shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances. For purposes of determining whether a majority of Holders have so consented, the Securitization Bonds owned by the Issuer, DTE Electric or any subsidiary or other Affiliate shall be disregarded; except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any Securitization Bonds it actually knows to be so owned.

(e) If the Issuer or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender, or to agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for True-Up Adjustments, the Issuer shall notify the Indenture Trustee and the Holders of the Securitization Bonds and, when required, the Commission in writing of such proposal (or, pursuant to an Issuer Request, the Indenture Trustee shall so notify the Holders of the Securitization Bonds on the Issuer’s behalf) and the Indenture Trustee shall consent thereto only with the prior written consent of the Holders of a majority of the Outstanding Amount of Securitization Bonds of the Tranches affected thereby and only if the Rating Agency Condition has been satisfied with respect thereto.

(f) Promptly following a default by the Seller under the Sale Agreement, by the Administrator under the Administration Agreement or by any party under the Intercreditor Agreement, or the occurrence of a Servicer Default under the Servicing Agreement, and at the Issuer’s expense, the Issuer agrees to take all such lawful actions as is commercially reasonable or is requested by the Indenture Trustee to compel or secure the performance and observance by each of the Seller or the Administrator or the Servicer, and by such party to the Intercreditor Agreement, of their obligations under and in accordance with the Sale Agreement, the Servicing Agreement, the Administration Agreement and the Intercreditor Agreement, as the case may be, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with such agreements to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of any default by the Seller, the Administrator or the Servicer, respectively, thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance of their obligations under the Sale Agreement, the Servicing Agreement, the Administration Agreement or the Intercreditor Agreement, as applicable.

Before consenting to any amendment, modification, supplement, termination, waiver or surrender under Sections 3.21(d) or (e), the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that such action is authorized and permitted by this Indenture and all conditions precedent to such amendment have been satisfied.

Section 3.22. Taxes. So long as any of the Securitization Bonds are Outstanding, the Issuer shall pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Securitization Bond Collateral; provided, that no such tax need be paid if the Issuer is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Issuer has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

Section 3.23. Notices from Holders. The Issuer shall promptly transmit any notice received by it from the Holders to the Indenture Trustee.

Section 3.24. Volcker Rule. The Issuer is structured so as not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”

ARTICLE IV

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 4.01. Satisfaction and Discharge of Indenture; Defeasance.

(a) This Indenture shall cease to be of further effect with respect to the Securitization Bonds, and the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Securitization Bonds, when:

(i) either:

(A) all Securitization Bonds theretofore authenticated and delivered (other than (1) Securitization Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (2) Securitization Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the last paragraph of Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(B) either (1) the Scheduled Final Payment Date has occurred with respect to all Securitization Bonds not theretofore delivered to the Indenture Trustee for cancellation or (2) the Securitization Bonds will be due and payable on their respective Scheduled Final Payment Dates within one year, and, in any such case, the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations which through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the Securitization Bonds not theretofore delivered to the Indenture Trustee for cancellation, Ongoing Other Qualified Costs and all other sums payable hereunder by the Issuer with respect to the Securitization Bonds when scheduled to be paid and to discharge the entire indebtedness on the Securitization Bonds when due;

(ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(iii) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel of external counsel of the Issuer and (if required by the Trust Indenture Act or the Indenture Trustee) an Independent Certificate from a firm of registered public accountants, each meeting the applicable requirements of Section 10.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securitization Bonds have been complied with.

(b) Subject to Section 4.01(c) and Section 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Securitization Bonds (“Legal Defeasance Option”) or (ii) its obligations under Section 3.04, Section 3.05, Section 3.06, Section 3.07, Section 3.08, Section 3.09, Section 3.10, Section 3.12, Section 3.13, Section 3.14, Section 3.15, Section 3.16, Section 3.17, Section 3.18 and Section 3.19 and the operation of Section 5.01(c) with respect to the Securitization Bonds (“Covenant Defeasance Option”). The Issuer may exercise the Legal Defeasance Option with respect to the Securitization Bonds notwithstanding its prior exercise of the Covenant Defeasance Option.

If the Issuer exercises the Legal Defeasance Option, the maturity of the Securitization Bonds may not be accelerated because of an Event of Default. If the Issuer exercises the Covenant Defeasance Option, the maturity of the Securitization Bonds may not be accelerated because of an Event of Default specified in Section 5.01(c).

Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option with respect to the Securitization Bonds, the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

(c) Notwithstanding Section 4.01(a) and Section 4.01(b) above, (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Securitization Bonds, (iii) rights of Holders to receive payments of principal, premium, if any, and interest, (iv) Section 4.03 and Section 4.04, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.03) and (vi) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee payable to all or any of them, each shall survive until this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or Section 4.01(b). Thereafter the obligations in Section 6.07 and Section 4.04 shall survive.

Section 4.02. Conditions to Defeasance. The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to the Securitization Bonds only if:

(a) the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations which through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient, without reinvestment, to pay principal, interest and premium, if any, on the Securitization Bonds not therefore delivered to the Indenture Trustee for cancellation and Ongoing Other Qualified Costs and all other sums payable hereunder by the Issuer with respect to the Securitization Bonds when scheduled to be paid and to discharge the entire indebtedness on the Securitization Bonds when due;

(b) the Issuer delivers to the Indenture Trustee a certificate from a nationally recognized firm of Independent registered public accountants expressing its opinion that the payments of principal of and interest on the deposited U.S. Government Obligations when due and without reinvestment plus any deposited cash will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Securitization Bonds (i) principal in accordance with the Expected Sinking Fund Schedule therefor, (ii) interest when due and (iii) Ongoing Other Qualified Costs and all other sums payable hereunder by the Issuer with respect to the Securitization Bonds;

(c) in the case of the Legal Defeasance Option, ninety-five (95) days pass after the deposit is made and during the ninety-five (95)-day period no Default specified in Section 5.01(e) or Section 5.01(f) occurs which is continuing at the end of the period;

(d) no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

(e) in the case of an exercise of the Legal Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Securitization Bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(f) in the case of an exercise of the Covenant Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer to the effect that the Holders of the Securitization Bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(g) the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance Option or the Covenant Defeasance Option, as applicable, contemplated by this Article IV have been complied with;

(h) the Issuer delivers to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer to the effect that: (i) in a case under the Bankruptcy Code in which DTE Electric (or any of its Affiliates, other than the Issuer) is the debtor, the court would hold that the deposited moneys or U.S. Government Obligations would not be property of the bankruptcy estate of DTE Electric (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations); and (ii) in the event DTE Electric (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of DTE Electric (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) and the Issuer so as to order substantive consolidation of the Issuer’s assets and liabilities with the assets and liabilities of DTE Electric or such other Affiliate; and

(i) the Rating Agency Condition shall have been satisfied with respect to the exercise of any Legal Defeasance Option or Covenant Defeasance Option.

Notwithstanding any other provision of this Section 4.02, no delivery of moneys or U.S. Government Obligations to the Indenture Trustee shall terminate any obligation of the Issuer to the Indenture Trustee under this Indenture or the Series Supplement or any obligation of the Issuer to apply such moneys or U.S. Government Obligations under Section 4.03 until principal of and premium, if any, and interest on the Securitization Bonds shall have been paid in accordance with the provisions of this Indenture and the Series Supplement.

Section 4.03. Application of Trust Money. All moneys or U.S. Government Obligations deposited with the Indenture Trustee pursuant to Section 4.01 or Section 4.02 shall be held in trust and applied by it, in accordance with the provisions of the Securitization Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Securitization Bonds for the payment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law. Notwithstanding anything to the contrary in this Article IV, the Indenture Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any moneys or U.S. Government Obligations held by it pursuant to Section 4.02 which, in the opinion of a nationally recognized firm of Independent registered public accountants expressed in a written certification thereof delivered to the Indenture Trustee (and not at the cost or expense of the Indenture Trustee), are in excess of the amount thereof which would be required to be deposited for the purpose for which such moneys or U.S. Government Obligations were deposited; provided, that any such payment shall be subject to the satisfaction of the Rating Agency Condition.

Section 4.04. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Securitization Bonds, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture or the Intercreditor Agreement shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

REMEDIES

Section 5.01. Events of Default. “Event of Default” wherever used herein, means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest on any Securitization Bond when the same becomes due and payable (whether such failure to pay interest is caused by a shortfall in the Distribution Securitization Charges and Power Supply Securitization Charges received or otherwise), and such default shall continue for a period of five (5) Business Days;

(b) default in the payment of the then unpaid principal of any Securitization Bond of any Tranche on the Final Maturity Date for such Tranche;

(c) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than defaults specified in Section 5.01(a) or Section 5.01(b)), and such default shall continue or not be cured, for a period of thirty (30) days after the earlier of (i) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least twenty-five (25) percent of the Outstanding Amount of the Securitization Bonds, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (ii) the date that the Issuer has actual knowledge of the default;

(d) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, within thirty (30) days after the earlier of (i) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least twenty-five (25) percent of the Outstanding Amount of the Securitization Bonds, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (ii) the date the Issuer has actual knowledge of the default;

(e) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Securitization Bond Collateral in an involuntary case or proceeding under any applicable U.S. federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Securitization Bond Collateral, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days;

(f) the commencement by the Issuer of a voluntary case under any applicable U.S. federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case or proceeding under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Securitization Bond Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

(g) any act or failure to act by the State of Michigan or any of its agencies (including the Commission), officers or employees which violates the State Pledge or is not in accordance with the State Pledge.

The Issuer shall deliver to a Responsible Officer of the Indenture Trustee and to the Rating Agencies, within five (5) days after a Responsible Officer of the Issuer has knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event (i) which is an Event of Default under Section 5.01(a), Section 5.01(b), Section 5.01(f) or Section 5.01(g) or (ii) that with the giving of notice, the lapse of time, or both, would become an Event of Default under Section 5.01(c), Section 5.01(d) or Section 5.01(e), including, in each case, the status of such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default under Section 5.01(g)) should occur and be continuing, then and in every such case the Indenture Trustee or the Holders representing not less than a majority of the Outstanding Amount of the Securitization Bonds may declare the Securitization Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Holders), and upon any such declaration the unpaid principal amount of the Securitization Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders representing a majority of the Outstanding Amount of the Securitization Bonds, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(i) all payments of principal of and premium, if any, and interest on all Securitization Bonds due and owing at such time as if such Event of Default had not occurred and was not continuing and all other amounts that would then be due hereunder or upon the Securitization Bonds if the Event of Default giving rise to such acceleration had not occurred; and

(ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(b) all Events of Default, other than the nonpayment of the principal of the Securitization Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) If an Event of Default under Section 5.01(a) or Section 5.01(b) has occurred and is continuing, subject to Section 10.18, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and, subject to the limitations on recourse set forth herein, may enforce the same against the Issuer or other obligor upon the Securitization Bonds and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securitization Bonds, wherever situated the moneys payable, or the Securitization Bond Collateral and the proceeds thereof, the whole amount then due and payable on the Securitization Bonds for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the Securitization Bonds or the applicable Tranche and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and external counsel.

(b) If an Event of Default (other than an Event of Default under Section 5.01(g)) occurs and is continuing, the Indenture Trustee shall, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of the Holders, by such appropriate Proceedings as the Indenture Trustee, subject to Section 5.11, shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture and the Series Supplement or by law, including foreclosing or otherwise enforcing the Lien of the Securitization Bond Collateral securing the Securitization Bonds or applying to a court of competent jurisdiction for sequestration of revenues arising with respect to the Securitization Property.

(c) If an Event of Default under Section 5.01(e) or Section 5.01(f) has occurred and is continuing, the Indenture Trustee, irrespective of whether the principal of any Securitization Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.03, shall be entitled and empowered, by intervention in any Proceedings related to such Event of Default or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securitization Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee in bankruptcy, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders allowed in any judicial proceeding relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(d) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securitization Bonds or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(e) All rights of action and of asserting claims under this Indenture, or under any of the Securitization Bonds, may be enforced by the Indenture Trustee without the possession of any of the Securitization Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securitization Bonds.

(f) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Securitization Bonds, and it shall not be necessary to make any Holder a party to any such Proceedings.

Section 5.04. Remedies; Priorities.

(a) If an Event of Default (other than an Event of Default under Section 5.01(g)) shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Securitization Bonds or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, and, subject to the limitations on recovery set forth herein, enforce any judgment obtained, and collect from the Issuer or any other obligor moneys adjudged due, upon the Securitization Bonds;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Securitization Bond Collateral;

(iii) exercise any remedies of a secured party under the UCC, the Statute or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Securitization Bonds;

(iv) at the written direction of the Holders of a majority of the Outstanding Amount of the Securitization Bonds, either sell the Securitization Bond Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law, or elect that the Issuer maintain possession of all or a portion of the Securitization Bond Collateral pursuant to Section 5.05 and continue to apply the Securitization Charge Collection as if there had been no declaration of acceleration; and

(v) exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Administrator, DTE Electric or the Servicer under or in connection with, and pursuant to the terms of, the Sale Agreement, the Administration Agreement, the Intercreditor Agreement or the Servicing Agreement;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate any portion of the Securitization Bond Collateral following such an Event of Default, other than an Event of Default described in Section 5.01(a) or Section 5.01(b) unless (A) the Holders of one hundred (100) percent of the Outstanding Amount of the Securitization Bonds consent thereto, (B) the proceeds of such sale or liquidation distributable to the Holders are sufficient to discharge in full all amounts then due and unpaid upon the Securitization Bonds for principal, premium, if any, and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in Section 8.02(e) or (C) the Indenture Trustee determines that the Securitization Bond Collateral will not continue to provide sufficient funds for all payments on the Securitization Bonds as they would have become due if the Securitization Bonds had not been declared due and payable, and the Indenture Trustee obtains the written consent of Holders of at least sixty-six and two-thirds (66 2/3) percent of the Outstanding Amount of the Securitization Bonds. In determining such sufficiency or insufficiency with respect to clause (B) above and clause (C) above, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Securitization Bond Collateral for such purpose.

(b) If an Event of Default under Section 5.01(g) shall have occurred and be continuing, the Indenture Trustee, for the benefit of the Holders, shall be entitled and empowered, to the extent permitted by applicable law, to institute or participate in Proceedings necessary to compel performance of or to enforce the State Pledge and to collect any monetary damages incurred by the Holders or the Indenture Trustee as a result of any such Event of Default, and may prosecute any such Proceeding to final judgment or decree. Such remedy shall be the only remedy that the Indenture Trustee may exercise if the only Event of Default that has occurred and is continuing is an Event of Default under Section 5.01(g).

(c) If the Indenture Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(e).

Section 5.05. Optional Preservation of the Securitization Bond Collateral. If the Securitization Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of all or a portion of the Securitization Bond Collateral. It is the desire of the parties hereto and the Holders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the Securitization Bonds, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Securitization Bond Collateral. In determining whether to maintain possession of the Securitization Bond Collateral or sell or liquidate the same, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Securitization Bond Collateral for such purpose.

Section 5.06. Limitation of Suits. No Holder of any Securitization Bond shall have any right to institute any Proceeding, judicial or otherwise, to avail itself of any remedies provided in the Statute or to avail itself of the right to foreclose on the Securitization Bond Collateral or otherwise enforce the Lien and the security interest on the Securitization Bond Collateral with respect to this Indenture and the Series Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder previously has given written notice to the Indenture Trustee of a continuing Event of Default;

(b) the Holders of a majority of the Outstanding Amount of the Securitization Bonds have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c) such Holder or Holders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(d) the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(e) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Holders of a majority of the Outstanding Amount of the Securitization Bonds; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders, each representing less than a majority of the Outstanding Amount of the Securitization Bonds, the Indenture Trustee in its sole discretion may file a petition with a court of competent jurisdiction to resolve such conflict or otherwise determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07. Unconditional Rights of Holders To Receive Principal, Premium, if any, and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Securitization Bond shall have the right, which is absolute and unconditional, (a) to receive payment of (i) the interest, if any, on such Securitization Bond on the due dates thereof expressed in such Securitization Bond or in this Indenture or the Series Supplement or (ii) the unpaid principal, if any, of the Securitization Bonds on the Final Maturity Date therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Issuer, the Indenture Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such Proceeding had been instituted.

Section 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

Section 5.11. Control by Holders. The Holders of a majority of the Outstanding Amount of the Securitization Bonds (or, if less than all Tranches are affected, the affected Tranche or Tranches) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Securitization Bonds of such Tranche or Tranches or exercising any trust or power conferred on the Indenture Trustee with respect to such Tranche or Tranches; provided, that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture or the Series Supplement and shall not involve the Indenture Trustee in any personal liability or expense;

(b) subject to other conditions specified in Section 5.04, any direction to the Indenture Trustee to sell or liquidate any Securitization Bond Collateral shall be by the Holders representing one hundred (100) percent of the Outstanding Amount of the Securitization Bonds as provided in Section 5.04;

(c) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Securitization Bond Collateral pursuant to Section 5.05, then any direction to the Indenture Trustee by Holders representing less than one hundred (100) percent of the Outstanding Amount of the Securitization Bonds to sell or liquidate the Securitization Bond Collateral shall be of no force and effect; and

(d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that the Indenture Trustee’s duties shall be subject to Section 6.01, and the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Holders not consenting to such action. Furthermore and without limiting the foregoing, the Indenture Trustee shall not be required to take any action for which it reasonably believes that it will not be indemnified to its satisfaction against any cost, expense or liabilities.

Section 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Securitization Bonds as provided in Section 5.02, the Holders representing not less than a majority of the Outstanding Amount of the Securitization Bonds of an affected Tranche may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or premium, if any, or interest on any of the Securitization Bonds or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Securitization Bond of all Tranches affected. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Securitization Bond by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Holder, or group of Holders, in each case holding in the aggregate more than ten (10) percent of the Outstanding Amount of the Securitization Bonds or (c) any suit instituted by any Holder for the enforcement of the payment of (i) interest on any Securitization Bond on or after the due dates expressed in such Securitization Bond and in this Indenture and the Series Supplement or (ii) the unpaid principal, if any, of any Securitization Bond on or after the Final Maturity Date therefor.

Section 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon or plead or, in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15. Action on Securitization Bonds. The Indenture Trustee’s right to seek and recover judgment on the Securitization Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Securitization Bond Collateral or any other assets of the Issuer.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01. Duties of Indenture Trustee.

(a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own bad faith, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section 6.01(c) does not limit the effect of Section 6.01(b);

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder.

(d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to this Article VI.

(e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Indenture Trustee need not be segregated from other funds held by the Indenture Trustee except to the extent required by law or the terms of this Indenture, the Sale Agreement, the Servicing Agreement, the Administration Agreement or the Intercreditor Agreement.

(g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the Trust Indenture Act.

(i) In the event that the Indenture Trustee is also acting as Paying Agent or Securitization Bond Registrar hereunder, the protections of this Article VI shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or Securitization Bond Registrar.

(j) Except for the express duties of the Indenture Trustee with respect to the administrative functions set forth in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect Securitization Property or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Securitization Charges.

(k) Under no circumstance shall the Indenture Trustee be liable for any indebtedness of the Issuer, the Servicer or the Seller evidenced by or arising under the Securitization Bonds or the Basic Documents. None of the provisions of this Indenture shall in any event require the Indenture Trustee to perform or be responsible for the performance of any of the Servicer’s or Administrator’s obligations under the Basic Documents.

(l) Commencing with March 15, 202[ ], on or before March 15th of each fiscal year ending December 31, so long as the Issuer is required to file Exchange Act reports, the Indenture Trustee shall (i) deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer and addressed to the Issuer and signed by an authorized officer of the Indenture Trustee) regarding the Indenture Trustee’s assessment of compliance, during the preceding fiscal year ended December 31, with each of the applicable servicing criteria specified on Exhibit C as required under Rule 13a-18 and Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB and (ii) deliver to the Issuer a report of an Independent registered public accounting firm that attests to and reports on, in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, the assessment of compliance made by the Indenture Trustee and delivered pursuant to Section 6.01(l)(i).

(m) The Indenture Trustee shall not be required to take any action that it is directed to take under this Indenture if the Indenture Trustee determines in good faith that the action so directed is inconsistent with this Indenture, any other Basic Document or applicable law, or would involve the Indenture Trustee in personal liability.

(n) Any discretion, permissive right or privilege of the Indenture Trustee hereunder shall not be deemed to be or otherwise construed as a duty or obligation.

(o) The Indenture Trustee’s receipt of publicly available reports hereunder shall not constitute constructive or actual notice or knowledge of any information contained therein or determinable therefrom, including but not limited to a party’s compliance with covenants under the Indenture.

Section 6.02. Rights of Indenture Trustee.

(a) The Indenture Trustee may conclusively rely and shall be fully protected in relying on any document (including electronic documents and communications delivered in accordance with the terms of this Indenture) believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in such document.

(b) Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel, which counsel may be an employee of or counsel to the Issuer, the Member or an Affiliate of the Member or external counsel of the Issuer (at no cost or expense to the Indenture Trustee) that such action is required or permitted hereunder. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder. The Indenture Trustee shall give prompt written notice to the Rating Agencies, of the appointment of any such agent, custodian or nominee to whom it delegates any of its express duties under this Indenture; provided, that the Indenture Trustee shall not be obligated to give such notice (i) if the Issuer or the Holders have directed the Indenture Trustee to appoint such agent, custodian or nominee (in which event the Issuer shall give prompt notice to the Rating Agencies of any such direction) or (ii) of the appointment of any agents, custodians or nominees made at any time that an Event of Default on account of non-payment of principal or interest on the Securitization Bonds or bankruptcy or insolvency of the Issuer has occurred and is continuing.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Indenture Trustee may consult with counsel, accountants and other experts, and the advice or opinion of counsel with respect to legal matters and such accountants or other experts with respect to other matters relating to this Indenture and the Securitization Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, accountants and other experts.

(f) The Indenture Trustee shall be under no obligation (i) to take any action or exercise any of the rights or powers vested in it by this Indenture or any other Basic Document at the request or direction of any of the Holders pursuant to this Indenture or (ii) to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto or to investigate any matter, at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture and the Series Supplement or otherwise, unless it shall have grounds to believe in its discretion that security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby is to its satisfaction assured to it.

(g) The Indenture Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(h) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or an Issuer Order.

(i) Whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(j) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(k) In no event shall the Indenture Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, epidemics, pandemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer systems services, it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(m) Beyond the exercise of reasonable care in the custody thereof, the Indenture Trustee will have no duty as to any Securitization Bond Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Indenture Trustee will be deemed to have exercised reasonable care in the custody of the Securitization Bond Collateral in its possession if the Securitization Bond Collateral is accorded treatment substantially equal to that which it accords its own property, and the Indenture Trustee will not be liable or responsible for any loss or diminution in the value of any of the Securitization Bond Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Indenture Trustee in good faith.

(n) The Indenture Trustee will not be responsible for the existence, genuineness or value of any of the Securitization Bond Collateral or for the validity, sufficiency, perfection, priority or enforceability of the Liens in any of the Securitization Bond Collateral, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Indenture Trustee. The Indenture Trustee shall not be responsible for the validity of the title of any grantor to the collateral, for insuring the Securitization Bond Collateral or for the payment of taxes, charges, assessments or Liens upon the Securitization Bond Collateral or otherwise as to the maintenance of the Securitization Bond Collateral.

(o) In the event that the Indenture Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Indenture Trustee’s sole discretion may cause the Indenture Trustee, as applicable, to be considered an “owner or operator” under any environmental laws or otherwise cause the Indenture Trustee to incur, or be exposed to, any environmental liability or any liability under any other U.S. federal, State or local law, the Indenture Trustee reserves the right, instead of taking such action, either to resign as Indenture Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Indenture Trustee will not be liable to any Person for any environmental claims or any environmental liabilities or contribution actions under any federal, State or local law, rule or regulation by reason of the Indenture Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

(p) The Indenture Trustee shall not be liable for failure to perform its duties hereunder if such failure is a direct or proximate result of another party’s failure to perform its own obligations hereunder.

(q) The Indenture Trustee shall not be deemed to have notice of any Servicer Default, Default or Event of Default unless it has actual knowledge or written notice of any event which is in fact such a Default is received by a Responsible Officer of the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Securitization Bonds and this Indenture.

(r) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Securitization Bonds and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Securitization Bond Registrar, co-registrar or co-paying agent or agent appointed under Section 3.02 may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11 and Section 6.12.

Section 6.04. Indenture Trustee’s Disclaimer.

(a) The Indenture Trustee shall not be responsible for and makes no representation (other than as set forth in Section 6.13) as to the validity or adequacy of this Indenture or the Securitization Bonds, it shall not be accountable for the Issuer’s use of the proceeds from the Securitization Bonds, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securitization Bonds or in the Securitization Bonds other than the Indenture Trustee’s certificate of authentication. The Indenture Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the Securitization Bond Collateral, or for or in respect of the Securitization Bonds (other than the certificate of authentication for the Securitization Bonds) or the Basic Documents, the filing of any financing statements, the recording of any documents or otherwise perfecting the security interest in the Securitization Bond Collateral and the Indenture Trustee shall in no event assume or incur any liability, duty or obligation to any Holder, other than as expressly provided in this Indenture. The Indenture Trustee shall not be liable for the default or misconduct of the Issuer, the Seller or the Servicer under the Basic Documents or otherwise, and the Indenture Trustee shall have no obligation or liability to perform the obligations of such Persons.

(b) The Indenture Trustee shall not be responsible for (i) the validity of the title of the Issuer to the Securitization Bond Collateral, (ii) insuring the Securitization Bond Collateral or (iii) the payment of taxes, charges, assessments or Liens upon the Securitization Bond Collateral or otherwise as to the maintenance of the Securitization Bond Collateral. The Indenture Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any of the other Basic Documents. The Indenture Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Securitization Bond Collateral.

Section 6.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee or the Indenture Trustee has received written notice thereof, the Indenture Trustee shall deliver (or otherwise make available by posting such notice to the Indenture Trustee’s website at https://pivot.usbank.com) to each Rating Agency and each Holder notice of the Default within ten (10) Business Days after such Default was actually known to or written notice thereof was received by a Responsible Officer of the Indenture Trustee (provided that the Indenture Trustee shall give the Rating Agencies prompt notice of any payment default in respect of the Securitization Bonds). Except in the case of a Default in payment of principal of and premium, if any, or interest on any Securitization Bond, the Indenture Trustee may withhold the notice if a Responsible Officer of the Indenture Trustee in good faith determines that withholding the notice of the Default is in the interests of Holders. Except as provided in the first sentence of this Section 6.05, in no event shall the Indenture Trustee be deemed to have knowledge of a Default.

Section 6.06. Reports by Indenture Trustee to Holders.

(a) So long as Securitization Bonds are Outstanding and the Indenture Trustee is the Securitization Bond Registrar and Paying Agent, upon the written request of any Holder or the Issuer, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Indenture Trustee shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its U.S. federal income and any applicable local or State tax returns. If the Securitization Bond Registrar and Paying Agent is other than the Indenture Trustee, such Securitization Bond Registrar and Paying Agent, within the prescribed period of time for tax reporting purposes after the end of each calendar year, shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its U.S. federal income and any applicable local or State tax returns.

(b) On or prior to each Payment Date or Special Payment Date therefor, the Indenture Trustee will deliver to each Holder of the Securitization Bonds on such Payment Date or Special Payment Date a statement as provided to the Indenture Trustee and prepared by the Servicer, which will include (to the extent applicable) the following information (and any other information so specified in the Series Supplement) as to the Securitization Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(i) the amount of the payment to Holders allocable to principal, if any;

(ii) the amount of the payment to Holders allocable to interest;

(iii) the aggregate Outstanding Amount of the Securitization Bonds, before and after giving effect to any payments allocated to principal reported under Section 6.06(b)(i);

(iv) the difference, if any, between the amount specified in Section 6.06(b)(iii) and the Outstanding Amount specified in the related Expected Amortization Schedule;

(v) any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer;

(vi) the amounts on deposit in the Capital Account and the Excess Funds Subaccount, after giving effect to the foregoing payments;

(vii) any other amounts paid or to be paid to the Indenture Trustee since the preceding Payment Date;

(viii) any other amounts paid or to be paid to the Servicer since the preceding Payment Date; and

(ix) the amounts of any other transfers and payments made pursuant to this Indenture or the Series Supplement since the preceding Payment Date.

(c) The Issuer shall send a copy of each of the Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and the Annual Accountant’s Report delivered to it pursuant to Section 3.04 of the Servicing Agreement to the Rating Agencies, to the Indenture Trustee and to the Servicer for posting on the 17g-5 Website in accordance with Rule 17g-5 under the Exchange Act. A copy of such certificate and report may be obtained by any Holder by a request in writing to the Indenture Trustee.

(d) The Indenture Trustee may consult with counsel and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securitization Bonds shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 6.07. Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee’s compensation shall not, to the extent permitted by law, be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify and hold harmless the Indenture Trustee and its officers, directors, employees and agents (each an “Indemnified Person”) against any and all cost, damage, loss, liability, tax or expense (including reasonable attorneys’ fees and expenses, the fees of experts and agents and any reasonable extraordinary out-of-pocket expenses) incurred by it in connection with the administration and the enforcement of this Indenture, the Series Supplement and the other Basic Documents, including the costs and expenses of defending themselves against any claim of liability in connection with the exercise of the Indenture Trustee’s rights, powers and obligations under this Indenture, the Series Supplement and the other Basic Documents and the performance of its duties hereunder and thereunder and the costs of defending any claim or bringing any claim to enforce the Issuer’s indemnification obligations hereunder. The Issuer shall not be required to indemnify the Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the prior written consent of the Issuer which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Issuer under this Section 6.07, notify the Issuer in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Issuer shall not relieve the Issuer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.07. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.07, the Issuer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Issuer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by such Indemnified Person except as set forth below); provided that such Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Issuer’s election to assume the defense of any action, proceeding or investigation, such Indemnified Person shall have the right to employ separate counsel (including one appropriate local counsel), and the Issuer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Issuer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuer, (ii) the Issuer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iii) the Issuer shall authorize the Indemnified Person to employ separate counsel at the expense of the Issuer. Notwithstanding the foregoing, the Issuer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Person other than one appropriate local counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indemnified Person’s own willful misconduct, negligence or bad faith. The rights of the Indenture Trustee set forth in this Section 6.07 are subject to and limited by the priority of payments set forth in Section 8.02(e).

The payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the Series Supplement or the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(e) or Section 5.01(f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable U.S. federal or State bankruptcy, insolvency or similar law.

Section 6.08. Replacement of Indenture Trustee, Securities Intermediary and Account Bank.

(a) The Indenture Trustee (or any other Eligible Institution in any capacity under the Indenture), unless such Eligible Institution is being replaced by the Indenture Trustee, may resign at any time upon thirty (30) days’ prior written notice to the Issuer subject to Section 6.08(c). The Holders of a majority of the Outstanding Amount of the Securitization Bonds may remove the Indenture Trustee (or any other Eligible Institution in any capacity under the Indenture) with thirty (30) days’ prior written notice by so notifying the Indenture Trustee (or such other Eligible Institution) and may appoint a successor Indenture Trustee (or successor Eligible Institution in the applicable capacity). The Issuer shall remove the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) the Indenture Trustee ceases to be an Eligible Institution or otherwise satisfy the credit standards set forth herein;

(iii) the Indenture Trustee is adjudged a bankrupt or insolvent;

(iv) a receiver or other public officer takes charge of the Indenture Trustee or its property;

(v) the Indenture Trustee otherwise becomes incapable of acting; or

(vi) the Indenture Trustee fails to provide to the Issuer any information reasonably requested by the Issuer pertaining to the Indenture Trustee and necessary for the Issuer or the Sponsor to comply with its respective reporting obligations under the Exchange Act and Regulation AB and such failure is not resolved to the Issuer’s and the Indenture Trustee’s mutual satisfaction within a reasonable period of time.

Notwithstanding anything to the contract in this Section 6.08(a), any Eligible Institution acting in any capacity under the Indenture that no longer satisfies the requirements to be an Eligible Institution hereunder shall be removed and replaced by the Issuer within sixty (60) days of such person no longer satisfying such requirements.

Any removal or resignation of the Indenture Trustee shall also constitute a removal or resignation of the Securities Intermediary and the Account Bank.

(b) If the Indenture Trustee gives notice of resignation or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee, Securities Intermediary and Account Bank. If any person (other than the Indenture Trustee) acting in any capacity under the Indenture as an Eligible Institution is removed, fails to constitute an Eligible Institution or if a vacancy exists in any such capacity for any reason, the Issuer shall promptly appoint a successor to such capacity that constitutes an Eligible Institution.

(c) A successor Indenture Trustee (or any other successor Eligible Institution) shall deliver a written acceptance of its appointment as the Indenture Trustee, as the Securities Intermediary and as the Account Bank (or any such other capacity) to the retiring Indenture Trustee (or any such other capacity) and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee (or any such other Person) shall become effective, and the successor Indenture Trustee (or such other successor Eligible Institution) shall have all the rights, powers and duties of the Indenture Trustee, the Securities Intermediary and the Account Bank (or such other Eligible Institution), as applicable, under this Indenture and the other Basic Documents. No resignation or removal of the Indenture Trustee (or any other Person acting as an Eligible Institution) pursuant to this Section 6.08 shall become effective until acceptance of the appointment by a successor Indenture Trustee having the qualifications set forth in Section 6.11 (or acceptance of the appointment by such other successor Eligible Institution). Notice of any such appointment shall be promptly given to each Rating Agency by the successor Indenture Trustee. The successor Indenture Trustee shall mail a notice of its succession (or the succession of any other Eligible Institution) to Holders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee. The retiring Eligible Institution shall promptly transfer all property held by it in its capacity hereunder to the successor Eligible Institution).

(d) If a successor Indenture Trustee (or other successor Eligible Institution) does not take office within sixty (60) days after the retiring Indenture Trustee (or other retiring Eligible Institution) resigns or is removed, the retiring Indenture Trustee (or other retiring Eligible Institution), the Issuer or the Holders of a majority in Outstanding Amount of the Securitization Bonds may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee (or other successor Eligible Institution).

(e) If the Indenture Trustee fails to comply with Section 6.11, any Holder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(f) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, however, that, if such successor Indenture Trustee is not eligible under Section 6.11, then the successor Indenture Trustee shall be replaced in accordance with Section 6.08. Notice of any such event shall be promptly given to each Rating Agency by the successor Indenture Trustee.

In case at the time such successor or successors by merger, conversion, consolidation or transfer shall succeed to the trusts created by this Indenture any of the Securitization Bonds shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver the Securitization Bonds so authenticated; and, in case at that time any of the Securitization Bonds shall not have been authenticated, any successor to the Indenture Trustee may authenticate the Securitization Bonds either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securitization Bonds or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10. Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the trust created by this Indenture or the Securitization Bond Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the trust created by this Indenture or the Securitization Bond Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Securitization Bond Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08. Notice of any such appointment shall be promptly given to each Rating Agency by the Indenture Trustee.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Securitization Bond Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv) no separate trustee or co-trustee hereunder shall be deemed an agent of the Indenture Trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or its attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of Section 310(a)(1) of the Trust Indenture Act, Section 310(a)(5) of the Trust Indenture Act and Section 26(a)(1) of the Investment Company Act. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long-term issuer rating from Moody’s in one of its generic rating categories that signifies investment grade and a long-term issuer rating from S&P of at least “A”. The Indenture Trustee shall comply with Section 310(b) of the Trust Indenture Act, including the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

Section 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. An Indenture Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

Section 6.13. Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby represents and warrants that, as of the date hereof:

(a) the Indenture Trustee is a national banking association duly organized and validly existing under the laws of the United States of America;

(b) the Indenture Trustee has full power, authority and legal right to execute, deliver and perform its obligations under this Indenture and the other Basic Documents to which the Indenture Trustee is a party and has taken all necessary action to authorize the execution, delivery and performance of obligations by it of this Indenture and such other Basic Documents; and

(c) no consent, license, approval or authorization of, or filing or registration with, any governmental authority, bureau or agency is required to be obtained that has not been obtained by the Indenture Trustee in connection with the execution, delivery or performance by the Indenture Trustee of this Indenture and the other Basic Documents to which the Indenture Trustee is a party.

Section 6.14. Annual Report by Independent Registered Public Accountants. In the event the firm of Independent registered public accountants requires the Indenture Trustee to agree or consent to the procedures performed by such firm pursuant to Section 3.04(a) of the Servicing Agreement, the Indenture Trustee shall deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer in accordance with Section 3.04(a) of the Servicing Agreement. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Section 6.15. Custody of Securitization Bond Collateral. The Indenture Trustee shall hold such of the Securitization Bond Collateral (and any other collateral that may be granted to the Indenture Trustee) as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit and advices of credit in the State of New York. The Indenture Trustee shall hold such of the Securitization Bond Collateral as constitute investment property through the Securities Intermediary (which, as of the date hereof, is U.S. Bank National Association). The initial Securities Intermediary hereby agrees (and each future Securities Intermediary shall agree) with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) the Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) the Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other Person, (e) the Securities Intermediary will not agree with any Person other than the Indenture Trustee to comply with entitlement orders originated by such other Person, (f) such securities accounts and the property credited thereto shall not be subject to any Lien or right of set-off in favor of the Securities Intermediary or anyone claiming through it (other than the Indenture Trustee) and (g) such agreement shall be governed by the internal laws of the State of New York. The Indenture Trustee shall hold any Securitization Bond Collateral consisting of money in a deposit account and shall act as “bank” for purposes of perfecting the security interest in such deposit account. Terms used in the two preceding sentences that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC. Except as permitted by this Section 6.15 or elsewhere in this Indenture, the Indenture Trustee shall not hold Securitization Bond Collateral through an agent or a nominee.

Section 6.16. Foreign Account Tax Compliance Act (FATCA). The Issuer agrees (i) to provide the Indenture Trustee with such reasonable information as it has in its possession to enable the Indenture Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Indenture Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Indenture Trustee shall not have any liability.

ARTICLE VII

HOLDERS’ LISTS AND REPORTS

Section 7.01. Issuer to Furnish Indenture Trustee Names and Addresses of Holders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after the earlier of (i) each Record Date and (ii) six (6) months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that, so long as the Indenture Trustee is the Securitization Bond Registrar, no such list shall be required to be furnished.

Section 7.02. Preservation of Information; Communications to Holders.

(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Securitization Bond Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Securitization Bonds. In addition, upon the written request of any Holder or group of Holders of Outstanding Securitization Bonds evidencing not less than ten (10) percent of the Outstanding Amount of the Securitization Bonds, the Indenture Trustee shall afford the Holder or Holders making such request a copy of a current list of Holders for purposes of communicating with other Holders with respect to their rights hereunder; provided, that the Indenture Trustee gives prior written notice to the Issuer of such request.

(c) The Issuer, the Indenture Trustee and the Securitization Bond Registrar shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 7.03. Reports by Issuer.

(a) The Issuer shall:

(i) so long as the Issuer or the Sponsor is required to file such documents with the SEC, provide to the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer or the Sponsor may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) provide to the Indenture Trustee and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Holders described in Section 313(c) of the Trust Indenture Act), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to Section 7.03(a)(i) and Section 7.03(a)(ii) as may be required by rules and regulations prescribed from time to time by the SEC.

Except as may be provided by Section 313(c) of the Trust Indenture Act, the Issuer may fulfill its obligation to provide the materials described in this Section 7.03(a) by providing such materials in electronic format.

Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only, and the Indenture Trustee’s receipt of such reports, information and documents shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

(b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year, and the Issuer will promptly notify the Indenture Trustee regarding any change in fiscal year.

Section 7.04. Reports by Indenture Trustee. If required by Section 313(a) of the Trust Indenture Act, within sixty (60) days after March 31 of each year, commencing with March 31, 202[ ], the Indenture Trustee shall mail to each Holder as required by Section 313(c) of the Trust Indenture Act a brief report dated as of such date that complies with Section 313(a) of the Trust Indenture Act. The Indenture Trustee also shall comply with Section 313(b) of the Trust Indenture Act; provided, however, that the initial report so issued shall be delivered not more than twelve (12) months after the initial issuance of the Securitization Bonds.

A copy of each report at the time of its mailing to Holders shall be filed by the Servicer with the SEC and each stock exchange, if any, on which the Securitization Bonds are listed. The Issuer shall notify the Indenture Trustee in writing if and when the Securitization Bonds are listed on any stock exchange.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the other Basic Documents. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Securitization Bond Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, subject to Article VI, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02. Accounts.

(a) Prior to the Closing Date, the Issuer shall cause the Indenture Trustee to open with the Securities Intermediary located at the Indenture Trustee’s office located at the Corporate Trust Office, or at another Eligible Institution, (i) one or more segregated trust accounts in the Indenture Trustee’s name for the deposit of Distribution Securitization Charge Collections (including Estimated Distribution Securitization Charge Collections) and all other amounts received with respect to the Securitization Bond Collateral related to the Distribution Securitization Charges (the “Distribution Collection Account”) and (ii) one or more segregated trust accounts in the Indenture Trustee’s name for the deposit of Power Supply Securitization Charge Collections (including Estimated Power Supply Securitization Charge Collections) and all other amounts received with respect to the Securitization Bond Collateral related to the Power Supply Securitization Charges (the “Power Supply Collection Account” and, together with the Distribution Collection Account, the “Collection Accounts”). Each Collection Account will consist of two subaccounts: a general subaccount (each, a “General Subaccount”); and an excess funds subaccount (each, an “Excess Funds Subaccount” and, together with the General Subaccounts, the “Subaccounts”). For administrative purposes, the Subaccounts may be established by the Securities Intermediary as separate accounts. Such separate accounts will be recognized individually as a Subaccount and collectively (with respect to Subaccounts of a particular Collection Account) as a “Collection Account.” In addition, prior to the Closing Date, the Issuer shall cause the Indenture Trustee to open with the Securities Intermediary located at the Indenture Trustee’s office located at the Corporate Trust Office, or at another Eligible Institution, a capital account (the “Capital Account”) and a payment account (the “Payment Account”), each to be a segregated trust account in the Indenture Trustee’s name. Prior to or concurrently with the issuance of the Securitization Bonds, the Member shall deposit into the Capital Account an amount equal to the Required Capital Level. All amounts in each Collection Account not allocated to any other subaccount shall be allocated to the relevant General Subaccount. Prior to the Initial Payment Date, all amounts in each Collection Account shall be allocated to the relevant General Subaccount. All references to a Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the Accounts and Subaccounts shall be made as set forth in Section 8.02(d) and Section 8.02(e). Each Account shall at all times be maintained in an Eligible Account and will be under the sole dominion and exclusive control of the Indenture Trustee, through the Securities Intermediary, and only the Indenture Trustee shall have access to each Account for the purpose of making deposits in and withdrawals from the applicable Account in accordance with this Indenture. Funds in each Account shall not be commingled with any other moneys. All moneys deposited from time to time in each Account, all deposits therein pursuant to this Indenture and all investments made by the Indenture Trustee in Eligible Investments as directed in writing by the Issuer with such moneys, including all income or other gain from such investments, shall be held by the Securities Intermediary in such Account as part of the Securitization Bond Collateral as herein provided. The Indenture Trustee shall have no investment discretion. Absent written instructions to invest, funds shall remain uninvested. The Securities Intermediary shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction.

(b) The Securities Intermediary hereby confirms that (i) each of the Collection Accounts, the Capital Account and the Payment Account is, or at inception will be established as, a “securities account” as such term is defined in Section 8-501(a) of the UCC, (ii) it is a “securities intermediary” (as such term is defined in Section 8-102(a)(14) of the UCC) and is acting in such capacity with respect to such accounts, (iii) the Indenture Trustee for the benefit of the Secured Parties is the sole “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the UCC) with respect to such accounts and (iv) no other Person shall have the right to give “entitlement orders” (as such term is defined in Section 8-102(a)(8)) with respect to such accounts. The Securities Intermediary hereby further agrees that each item of property (whether investment property, financial asset, security, instrument or cash) received by it will be credited to the applicable Collection Account, the Capital Account or the Payment Account. Such property, other than cash, shall be treated by it as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. The Indenture Trustee shall hold any Securitization Bond Collateral consisting of money in the Collection Accounts, the Capital Account or the Payment Account and hereby confirms that for such purpose, each of the Collection Accounts, the Capital Account and the Payment Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC. The Indenture Trustee further confirms that for purposes of perfecting the security interest in such deposit account, it shall act as the “bank” within the meaning of Section 9-102(a)(8) of the UCC. Notwithstanding anything to the contrary, the State of New York shall be deemed to be the jurisdiction of the Securities Intermediary for purposes of Section 8-110(e) of the UCC and of the Indenture Trustee acting as the “bank” for purposes of Section 9-304(a) of the UCC, and the Collection Accounts, the Capital Account and the Payment Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York. The Securities Intermediary represents and agrees that (i) the “account agreement” (within the meaning of the Hague Securities Convention) establishing the Collection Accounts, the Capital Account and the Payment Account are governed by the law of the State of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention and (ii) at the time of entry of such account agreement, the Securities Intermediary had one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the criteria provided in Article 4(1)(a) or (b) of the Hague Securities Convention.

(c) The Securities Intermediary hereby agrees to treat the Indenture Trustee as the sole Person entitled to exercise the rights of an entitlement holder with respect to the Collection Accounts, the Capital Account and the Payment Account under Part 5 of Article 8 of the UCC. The Indenture Trustee shall have sole dominion and exclusive control over all moneys in the Collection Accounts, the Capital Account and the Payment Account through the Securities Intermediary and shall apply such amounts therein as provided in this Section 8.02.

(d) Securitization Charge Collections (including Estimated Securitization Charge Collections) shall be deposited in the applicable General Subaccount as provided in Section 6.11 of the Servicing Agreement. All deposits to and withdrawals from the Collection Accounts, the Capital Account and the Payment Account, all allocations to the subaccounts of the Collection Accounts and any amounts to be paid to the Servicer under Section 8.02(e) shall be made by the Indenture Trustee in accordance with the written instructions provided by the Administrator in the Distribution Instructions (as defined herein) or by the Servicer in the Monthly Servicer’s Certificates or the Semi-Annual Servicer’s Certificate or upon other written notice provided by the Servicer pursuant to Section 6.11 of the Servicing Agreement, as applicable.

(e) Not later than two Business Days prior to each Payment Date, the Administrator shall deliver to the Indenture Trustee the Instructions for Distribution of Funds in the Accounts, in form and substance consistent with Exhibit D to this Indenture (the “Distribution Instructions”), instructing the Indenture Trustee to transfer funds from the Accounts described in the Distribution Instructions to the Payment Account to pay amounts payable on such Payment Date in accordance with this Section 8.02(e). On each Payment Date, unless specified otherwise, the Paying Agent shall apply such amounts transferred into the Payment Account, including all investment earnings thereon, to pay the following amounts, in accordance with the Distribution Instructions, in the following priority:

(i) amounts owed by the Issuer to the Indenture Trustee (including legal fees and expenses and outstanding indemnity amounts) shall be paid to the Indenture Trustee (subject to Section 6.07) in an amount not to exceed $250,000 per annum (“Indenture Trustee Cap”); provided, however, that the Indenture Trustee Cap shall be disregarded and inapplicable following an Event of Default;

(ii) the Servicing Fee with respect to such Payment Date and all unpaid Servicing Fees for prior Payment Dates shall be paid to the Servicer;

(iii) the Administration Fee for such Payment Date shall be paid to the Administrator and the Independent Manager Fee for such Payment Date shall be paid to the Independent Manager, and in each case with any unpaid Administration Fees or Independent Manager Fees from prior Payment Dates;

(iv) all other ordinary and periodic Operating Expenses of the Issuer for such Payment Date not described above shall be paid to the parties to which such Operating Expenses are owed;

(v) Periodic Interest for such Payment Date, including any overdue Periodic Interest, with respect to the Securitization Bonds shall be paid to the Holders of Securitization Bonds;

(vi) principal due and payable on the Securitization Bonds as a result of an acceleration upon an Event of Default or on the Final Maturity Date of each Tranche of the Securitization Bonds shall be paid to the Holders of Securitization Bonds;

(vii) Periodic Principal for such Payment Date, in accordance with the Expected Sinking Fund Schedule, including any overdue Periodic Principal, with respect to the Securitization Bonds shall be paid to the Holders of Securitization Bonds;

(viii) any other unpaid Operating Expenses (including fees, expenses and indemnity amounts owed to the Indenture Trustee but unpaid due to the limitation in Section 8.02(e)(i)) and any remaining amounts owed pursuant to the Basic Documents shall be paid to the parties to which such Operating Expenses or remaining amounts are owed;

(ix) replenishment of the amount, if any, by which the Required Capital Level exceeds the amount in the Capital Account as of such Payment Date shall be allocated to the Capital Account;

(x) the Return on Invested Capital then due and payable, and any related taxes thereon, shall be paid to DTE Electric; and

(xi) the balance, if any, shall be allocated to the appropriate Excess Funds Subaccount for distribution on subsequent Payment Dates.

After (i) the Tranche A-1 Securitization Bonds, all Distribution Amounts, and all of the other foregoing amounts relating to Distribution Amounts, have been paid in full, including without limitation, amounts due and payable to the Indenture Trustee under the Indenture or otherwise, the balance of the Distribution Collection Account, if any, will be paid to the Issuer, free from the Lien of the Indenture, and (ii) the Securitization Bonds have been Paid in Full and discharged, and all of the other foregoing amounts are Paid in Full, including without limitation, amounts due and payable to the Indenture Trustee under the Indenture or otherwise, the balance (including all amounts then held in any Account), if any, will be paid to the Issuer, free from the Lien of the Indenture.

All payments to the Holders of the Securitization Bonds pursuant to Section 8.02(e)(v), Section 8.02(e)(vi) and Section 8.02(e)(vii) shall be made to such Holders pro rata based on the respective amounts of interest and/or principal owed, unless, in the case of Securitization Bonds comprised of two or more Tranches, the Series Supplement provides otherwise. Payments in respect of principal of and premium, if any, and interest on any Tranche of Securitization Bonds will be made on a pro rata basis among all the Holders of such Tranche. In the case of an Event of Default, then, in accordance with Section 5.04(c), in respect of any application of moneys pursuant to Section 8.02(e)(v) or Section 8.02(e)(vi), moneys will be applied pursuant to Section 8.02(e)(v) and Section 8.02(e)(vi), as the case may be, in such order, on a pro rata basis, based upon the interest or the principal owed.

(f) With respect to any Operating Expense payable by the Issuer pursuant to Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii) and Section 8.02(e)(iv) that will become due and payable prior to the next Payment Date, the Administrator, on any Business Day, may direct the Indenture Trustee in writing to remit payment of such Operating Expense (subject to the provision to the Indenture Trustee of any supporting documentation that the Indenture Trustee may reasonably request) in the amount specified in the written direction, on or before the date such payment is due, from amounts on deposit in the applicable General Subaccount, the applicable Excess Funds Subaccount and the Capital Account, in that order and only to the extent required to make such payment, it being understood that, until the Tranche A-1 Securitization Bonds are Paid in Full, the Administrator shall direct the Indenture Trustee to draw amounts equal to [ ]% of such Operating Expense due and payable from the Subaccounts of the Distribution Collection Account and [ ]% of such Operating Expense due and payable from the Subaccounts of the Power Supply Collection Account.

(g) If on any Payment Date, or, for any amounts payable under Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii) and Section 8.02(e)(iv), on any Business Day, funds deposited in the Payment Account from the applicable General Subaccount are insufficient to make the payments contemplated by Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii), Section 8.02(e)(iv), Section 8.02(e)(v), Section 8.02(e)(vi), Section 8.02(e)(vii) and Section 8.02(e)(viii), the Indenture Trustee (at the direction of the Administrator) shall (i) first, draw from amounts on deposit in the applicable Excess Funds Subaccount, and (ii) second, draw from amounts on deposit in the Capital Account, in each case, to deposit in the Payment Account up to the amount of such shortfall in order to make the payments contemplated by Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii), Section 8.02(e)(iv), Section 8.02(e)(v), Section 8.02(e)(vi), Section 8.02(e)(vii) and Section 8.02(e)(viii). In addition, if on any Payment Date funds on deposit in the applicable General Subaccount are insufficient to make the allocations contemplated by Section 8.02(e)(ix), the Indenture Trustee (at the direction of the Administrator) shall draw from amounts on deposit in the applicable Excess Funds Subaccount to make such allocations to the Capital Account to the extent funds were drawn from the Capital Account to make payments due from funds in the corresponding Collection Account.

Section 8.03. General Provisions Regarding the Accounts.

(a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order; provided, however, that such Eligible Investments shall not mature or be redeemed later than the Business Day prior to the next Payment Date or Special Payment Date, if applicable, for the Securitization Bonds. All income or other gain from investments of moneys deposited in each Account shall be deposited by the Indenture Trustee in such Account, and any loss resulting from such investments shall be charged to such Account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in an Account unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer (at the Issuer’s cost and expense) to such effect. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction. The Indenture Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order.

(b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in an Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c) If (i) the Issuer shall have failed to give written investment directions for any funds on deposit in an Account to the Indenture Trustee by 11:00 a.m. New York City time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Securitization Bonds but the Securitization Bonds shall not have been declared due and payable pursuant to Section 5.02, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in such Account in Eligible Investments specified in the most recent written investment directions delivered by the Issuer to the Indenture Trustee; provided, that if the Issuer has never delivered written investment directions to the Indenture Trustee, the Indenture Trustee shall not invest or reinvest such funds in any investments.

(d) The parties hereto acknowledge that the Servicer may, pursuant to the Servicing Agreement, select Eligible Investments on behalf of the Issuer.

(e) Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Issuer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any Eligible Investments held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as Persons generally have and enjoy with respect to their own assets and investment, including power to vote upon any Eligible Investments.

Section 8.04. Release of Securitization Bond Collateral.

(a) So long as the Issuer is not in default hereunder and no Default hereunder would occur as a result of such action, the Issuer, through the Servicer, may collect, sell or otherwise dispose of written-off receivables relating to any Securitization Bond Collateral, at any time and from time to time in the ordinary course of business, without any notice to, or release or consent by, the Indenture Trustee, but only as and to the extent permitted by the Basic Documents; provided, however, that any and all proceeds of such dispositions shall become Securitization Bond Collateral and be deposited to the appropriate General Subaccount immediately upon receipt thereof by the Issuer or any other Person, including the Servicer. Without limiting the foregoing, the Servicer, may, at any time and from time to time without any notice to, or release or consent by, the Indenture Trustee, sell or otherwise dispose of any Securitization Bond Collateral previously written-off as a defaulted or uncollectible account in accordance with the terms of the Servicing Agreement and the requirements of the proviso in the immediately preceding sentence.

(b) The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys. The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel of external counsel of the Issuer (at the Issuer’s cost and expense) and (if required by the Trust Indenture Act) Independent Certificates in accordance with Section 314(c) of the Trust Indenture Act and Section 314(d)(1) of the Trust Indenture Act meeting the applicable requirements of Section 10.01.

(c) The Indenture Trustee shall (i) at such time as there are no Tranche A-1 Securitization Bonds Outstanding and all Distribution Amounts have been Paid In Full, including amounts due and payable to the Indenture Trustee under this Indenture or otherwise, release any portion of the Securitization Bond Collateral that secured the Securitization Bonds relating to Distribution Costs but not relating to Power Supply Costs from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds or investments then on deposit in or credited to the Distribution Collection Account and (ii) at such time as there are no Securitization Bonds Outstanding and all amounts payable to the Indenture Trustee pursuant to Section 6.07 or otherwise have been paid, release any portion of the Securitization Bond Collateral that secured the Securitization Bonds from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds or investments then on deposit in or credited to any Account.

Section 8.05. Opinion of Counsel. The Indenture Trustee shall receive at least seven (7) days’ notice when requested by the Issuer to take any action pursuant to Section 8.04, accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel of external counsel of the Issuer, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the perfection or priority of the remaining security for any Securitization Bonds or the rights of the Holders in contravention of the provisions of this Indenture and the Series Supplement; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Securitization Bond Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

Section 8.06. Reports by Independent Registered Public Accountants. As of the Closing Date, the Issuer shall appoint a firm of Independent registered public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the Series Supplement. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree, it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Upon any resignation by, or termination by the Issuer of, such firm, the Issuer shall provide written notice thereof to the Indenture Trustee and shall promptly appoint a successor thereto that shall also be a firm of Independent registered public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent registered public accountants that has resigned or been terminated within fifteen (15) days after such resignation or termination, the Indenture Trustee shall promptly notify the Issuer of such failure in writing. If the Issuer shall not have appointed a successor within ten (10) days thereafter, the Indenture Trustee shall promptly appoint a successor firm of Independent registered public accountants of recognized national reputation; provided, that the Indenture Trustee shall have no liability with respect to such appointment. The fees of such Independent registered public accountants and its successor shall be payable by the Issuer as an Operating Expense.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Holders.

(a) Without the consent of the Holders of any Securitization Bonds but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property, including, without limitation, the Securitization Bond Collateral, at any time subject to the Lien of this Indenture, or to better assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture and the Series Supplement, or to add, subject to the Lien of this Indenture and the Series Supplement additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Securitization Bonds;

(iii) to add to the covenants of the Issuer, for the benefit of the Holders and the Indenture Trustee, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v) to cure any ambiguity or mistake, to correct or supplement any provision herein or in any supplemental indenture, including the Series Supplement, which may be inconsistent with any other provision herein or in any supplemental indenture, including the Series Supplement, or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that (A) such action shall not, as evidenced by an Officer’s Certificate, adversely affect in any material respect the interests of the Holders of the Securitization Bonds and (B) the Rating Agency Condition shall have been satisfied with respect thereto;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Securitization Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act or under any similar or successor federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act or under any similar or successor federal statute enacted after the issuance of the Securitization Bonds;

(viii) to evidence the final terms of the Securitization Bonds in the Series Supplement;

(ix) to qualify the Securitization Bonds for registration with a Clearing Agency;

(x) to satisfy any Rating Agency requirements;

(xi) to make any amendment to this Indenture or the Securitization Bonds relating to the transfer and legending of the Securitization Bonds to comply with applicable securities laws; or

(xii) to conform the text of this Indenture or the Securitization Bonds to any provision of the registration statement filed by the Issuer with the SEC with respect to the issuance of the Securitization Bonds to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Securitization Bonds.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Securitization Bonds, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Securitization Bonds under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel of nationally recognized counsel of the Issuer experienced in structured finance transactions, adversely affect in any material respect the interests of the Holders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

Section 9.02. Supplemental Indentures with Consent of Holders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Securitization Bonds of each Tranche to be affected, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Securitization Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Securitization Bond of each Tranche affected thereby:

(i) change the date of payment of any installment of principal of or premium, if any, or interest on any Securitization Bond of such Tranche, or reduce the principal amount thereof, the interest rate thereon or premium, if any, with respect thereto;

(ii) change the provisions of this Indenture and the Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Securitization Bond Collateral to payment of principal of or premium, if any, or interest on the Securitization Bonds, or change any place of payment where, or the coin or currency in which, any Securitization Bond or the interest thereon is payable;

(iii) reduce the percentage of the Outstanding Amount of the Securitization Bonds or of a Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iv) modify the definition of “Outstanding” hereunder;

(v) reduce the percentage of the Outstanding Amount of the Securitization Bonds or Tranche thereof the Holders of which are required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Securitization Bond Collateral pursuant to Section 5.04;

(vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due on any Securitization Bond on any Payment Date (including the calculation of any of the individual components of such calculation) or change the Expected Amortization Schedule, Expected Sinking Fund Schedule or Scheduled Principal Contribution Obligation Balance Schedule or Final Maturity Date of any Tranche of Securitization Bonds;

(vii) decrease the Required Capital Level;

(viii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Securitization Bond Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Securitization Bond of the security provided by the Lien of this Indenture;

(ix) cause any material adverse U.S. federal income tax consequence to the Seller, the Issuer, the Managers, the Indenture Trustee or the then-existing Holders;

(x) modify any provision of this Section 9.02 or any provision of the other Basic Documents similarly specifying the rights of the Holders to consent to modification thereof, except to increase any percentage specified herein or to provide that those provisions of this Indenture or the other Basic Documents referenced in this Section 9.02 cannot be modified or waived without the consent of the Holder of each Outstanding Securitization Bond affected thereby; or

(xi) impair the right to institute suit for the enforcement of the provisions of this Indenture regarding payment or application of funds.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Issuer shall furnish or make available electronically to the Rating Agencies a copy of such supplemental indenture and to the Holders of the Securitization Bonds to which such supplemental indenture relates either a copy of such supplemental indenture or a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to furnish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03. Execution of Supplemental Indentures. In executing any supplemental indenture permitted by this Article IX or the modifications thereby of the trust created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Section 6.01 and Section 6.02, shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent, if any, provided for in this Indenture relating to such supplemental indenture or modification have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Tranche of Securitization Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.06. Reference in Securitization Bonds to Supplemental Indentures. Securitization Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may bear a notation as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securitization Bonds so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Securitization Bonds.

ARTICLE X

MISCELLANEOUS

Section 10.01. Compliance Certificates and Opinions, etc.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel the proposed action is authorized or permitted and all such conditions precedent, if any, have been complied with and (iii) (if required by the Trust Indenture Act) an Independent Certificate from a firm of registered public accountants meeting the applicable requirements of this Section 10.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) Prior to the deposit of any Securitization Bond Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Securitization Bond Collateral or other property or securities to be so deposited.

(c) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in Section 10.01(b), the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to Section 10.01(b) and this Section 10.01(c), is ten (10) percent or more of the Outstanding Amount of the Securitization Bonds, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one (1) percent of the Outstanding Amount of the Securitization Bonds.

(d) Whenever any property or securities are to be released from the Lien of this Indenture other than pursuant to Section 8.02(e), the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(e) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in Section 10.01(d), the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities with respect thereto, or securities released from the Lien of this Indenture (other than pursuant to Section 8.02(e)) since the commencement of the then-current calendar year, as set forth in the certificates required by Section 10.01(d) and this Section 10.01(e), equals ten (10) percent or more of the Outstanding Amount of the Securitization Bonds, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one (1) percent of the then Outstanding Amount of the Securitization Bonds.

(f) Notwithstanding any other provision of this Section 10.01, the Indenture Trustee may (A) collect, liquidate, sell or otherwise dispose of the Securitization Property and the other Securitization Bond Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents.

Section 10.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters (including financial and capital markets matters), upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer and other documents necessary and advisable in the judgment of the Responsible Officer delivering such certificate or counsel delivering such Opinion of Counsel.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely conclusively upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 10.03. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Securitization Bonds shall be proved by the Securitization Bond Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Securitization Bonds shall bind the Holder of every Securitization Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Securitization Bond.

Section 10.04. Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any notice, report or other communication given hereunder shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by electronic transmission (including e-mail) with a confirmation of receipt in all cases, addressed as follows:

(a) in the case of the Issuer, to DTE Electric Securitization Funding III LLC, at One Energy Plaza, Detroit, Michigan 48226-1221, Attention: Timothy J. Lepczyk;

(b) in the case of the Indenture Trustee, to U.S. Bank Trust Company, National Association, at the Corporate Trust Office;

(c) in the case of S&P, to S&P Global Ratings, a division of S&P Global Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, E-mail: servicer_reports@spglobal.com (all such notices to be delivered to S&P in writing by e-mail);

(d) in the case of Moody’s, to Moody’s Investor Services, Inc., ABS/RMBS Monitoring Department, 24th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10017, E-mail: servicerreports@moodys.com (for servicer reports and other reports) and ABSCORMonitoring@moodys.com (for notices); and

(e) in the case of the Commission, to Michigan Public Service Commission, 7109 W. Saginaw Hwy., Lansing, Michigan 48917, Telephone: (517) 284-8100.

Each Person listed above may, by notice given in accordance herewith to the other Person or Persons listed above, designate any further or different address to which subsequent notices, reports and other communications shall be sent.

The Indenture Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by the Issuer by unsecured e-mail or other similar unsecured electronic methods; provided, however, that (a) subsequent to such transmission of written instructions or directions, the Issuer shall provide the originally executed instructions or directions to the Indenture Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the Issuer providing such instructions or directions. If the Issuer elects to give the Indenture Trustee e-mail instructions (or instructions by a similar electronic method) and the Indenture Trustee in its discretion elects to act upon such instructions, the Indenture Trustee’s understanding of such instructions shall be deemed controlling. The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 10.05. Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid or otherwise via electronic transmission to each Holder affected by such event, at such Holder’s address as it appears on the Securitization Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to furnish such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee (including by electronic means) shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstance constitute a Default or Event of Default.

Section 10.06. Rule 17g-5 Compliance. The Indenture Trustee agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Indenture Trustee to any Rating Agency under this Indenture or any other Basic Document to which it is a party for the purpose of determining or confirming the credit rating of the Securitization Bonds or undertaking credit rating surveillance of the Securitization Bonds shall be provided, substantially concurrently, to the Servicer for posting on a password-protected website (the “17g-5 Website”). The Servicer shall be responsible for posting all of the information on the 17g-5 Website.

Section 10.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of Sections 310 through 317 of the Trust Indenture Act that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 10.08. Successors and Assigns. All covenants and agreements in this Indenture and the Securitization Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

Section 10.09. Severability. Any provision in this Indenture or in the Securitization Bonds that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.10. Benefits of Indenture. Nothing in this Indenture or in the Securitization Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Securitization Bond Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 10.11. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Securitization Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.12. GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED HEREUNDER IN SECURITIZATION PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO THE SECURITIZATION PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MICHIGAN.

Section 10.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY AND THE HOLDERS OF THE SECURITIZATION BONDS (PURSUANT TO THEIR PURCHASE OF THE SECURITIZATION BONDS) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE AND FOR ANY COUNTERCLAIM THEREIN.

Section 10.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The Issuer and Indenture Trustee agree that this Indenture may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider as specified in writing to the Indenture Trustee) appearing on this Indenture are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Indenture may be made by e-mail or other electronic transmission. The Issuer agrees to assume all risks arising out of the use of digital signatures and electronic methods of submitting such signatures to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting upon documents with unauthorized signatures and the risk of interception and misuse by third parties.

Section 10.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at the Issuer’s cost and expense (which shall be external counsel of the Issuer) to the effect that such recording is necessary either for the protection of the Holders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 10.16. No Recourse to Issuer or the Seller, as Depositor. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Securitization Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (a) the Issuer, other than from the Securitization Bond Collateral, (b) the Seller, as Depositor, (c) any owner of a membership interest in the Issuer (including DTE Electric) or (d) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including DTE Electric) in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed in writing. Notwithstanding any provision of this Indenture or the Series Supplement to the contrary, Holders shall look only to the Securitization Bond Collateral with respect to any amounts due to the Holders hereunder and under the Series Supplement and the Securitization Bonds and, in the event such Securitization Bond Collateral is insufficient to pay in full the amounts owed on the Securitization Bonds, shall have no recourse against the Issuer in respect of such insufficiency. Each Holder by accepting a Securitization Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securitization Bonds.

Section 10.17. Basic Documents. The Indenture Trustee is hereby authorized to execute and deliver the Servicing Agreement and to execute and deliver any other Basic Document that it is requested to acknowledge, including, upon receipt of an Issuer Request, the Intercreditor Agreement, so long as the Intercreditor Agreement is substantially in the form of the Intercreditor Agreement dated as of the Closing Date and does not materially and adversely affect any Holder’s rights in and to any Securitization Bond Collateral or otherwise hereunder. Such request shall be accompanied by an Opinion of Counsel of external counsel of the Issuer, upon which the Indenture Trustee may rely conclusively with no duty of independent investigation or inquiry, to the effect that all conditions precedent for the execution of an Intercreditor Agreement have been satisfied. The Intercreditor Agreement shall be binding on the Holders.

Section 10.18. No Petition. The Indenture Trustee, by entering into this Indenture, and each Holder, by accepting a Securitization Bond (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this Indenture, acquiesce, petition or otherwise invoke or cause the Issuer or any Manager to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any bankruptcy or insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the dissolution, winding up or liquidation of the affairs of the Issuer. Nothing in this Section 10.18 shall preclude, or be deemed to estop, such Holder or the Indenture Trustee (a) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Issuer which is filed or commenced by or on behalf of a Person other than such Holder and is not joined in by such Holder (or any Person to which such Holder shall have assigned, transferred or otherwise conveyed any part of the obligations of the Issuer hereunder) under or pursuant to any such law or (b) from commencing or prosecuting any legal action which is not an involuntary case or proceeding under or pursuant to any such law against the Issuer or any of its properties.

Section 10.19. Securities Intermediary and Account Bank. Each of the Securities Intermediary and the Account Bank, in acting under this Indenture, is entitled to all rights, benefits, protections, immunities and indemnities accorded to the Indenture Trustee under this Indenture.

{SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee, the Securities Intermediary and the Account Bank have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and duly attested, all as of the day and year first above written.

DTE ELECTRIC SECURITIZATION FUNDING III LLC as Issuer

By:
Name:	Timothy J. Lepczyk
Title:	Secretary

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:	[ ]
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary and as Account Bank

By:
Name:	[ ]
Title:	Vice President

EXHIBIT A

FORM OF TRANCHE { } SECURITIZATION BOND

See attached.

Exhibit A-1

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE CLEARING AGENCY TO THE NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR BY THE CLEARING AGENCY OR ANY SUCH NOMINEE TO A SUCCESSOR CLEARING AGENCY OR A NOMINEE OF SUCH SUCCESSOR CLEARING AGENCY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. { }	${ }
Tranche Designation { }	CUSIP No.: { }

THE PRINCIPAL OF THIS TRANCHE { } SENIOR SECURED SECURITIZATION BOND, SERIES 2026A (THIS “TRANCHE { } SECURITIZATION BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE { } SECURITIZATION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THE HOLDER OF THIS TRANCHE { } SECURITIZATION BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE SECURITIZATION BOND COLLATERAL, AS DESCRIBED IN THE INDENTURE, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE ISSUER OF THIS TRANCHE { } SECURITIZATION BOND UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN SECTION 3.10(b) OR ARTICLE IV OF THE INDENTURE. THE HOLDER OF THIS TRANCHE { } SECURITIZATION BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THIS TRANCHE { } SECURITIZATION BOND, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER WHICH IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION WHICH IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.

THIS TRANCHE { } SECURITIZATION BOND IS NOT A DEBT OR OBLIGATION OF THE STATE OF MICHIGAN AND IS NOT A CHARGE ON THE FULL FAITH AND CREDIT OR TAXING POWER OF THE STATE OF MICHIGAN. NEITHER DTE ELECTRIC COMPANY NOR ANY OF ITS AFFILIATES WILL GUARANTEE OR INSURE THIS TRANCHE { } SECURITIZATION BOND. THE FINANCING ORDER AUTHORIZING THE ISSUANCE OF THIS TRANCHE { } SECURITIZATION BOND UNDER THE STATUTE DOES NOT DIRECTLY, INDIRECTLY OR CONTINGENTLY OBLIGATE THE STATE OF MICHIGAN OR ANY COUNTY, MUNICIPALITY OR OTHER POLITICAL SUBDIVISION OF THE STATE OF MICHIGAN TO LEVY OR TO PLEDGE ANY FORM OF TAXATION FOR THIS TRANCHE { } SECURITIZATION BOND OR TO MAKE ANY APPROPRIATION FOR ITS PAYMENT.

Exhibit A-2

DTE ELECTRIC SECURITIZATION FUNDING III LLC

SENIOR SECURED SECURITIZATION BONDS, SERIES 2026A, TRANCHE { }

SECURITIZATION BOND INTEREST RATE	ORIGINAL PRINCIPAL AMOUNT		SCHEDULED FINAL PAYMENT DATE	FINAL MATURITY DATE
{ }%	$	{ }	{ }, 20{ }	{ }, 20{ }

DTE Electric Securitization Funding III LLC, a limited liability company created under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to { }, or registered assigns, the Original Principal Amount shown above in semi-annual installments on the Payment Dates and in the amounts specified below or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided below and ending on or before the Final Maturity Date shown above and to pay interest, at the Securitization Bond Interest Rate shown above, on each { } and { } or, if any such day is not a Business Day, the next succeeding Business Day, commencing on { }, 2027 and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each, a “Payment Date”), on the principal amount of this Tranche { } Securitization Bond. Interest on this Tranche {  }Securitization Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Such principal of and interest on this Tranche { } Securitization Bond shall be paid in the manner specified below.

The principal of and interest on this Tranche { } Securitization Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Tranche { } Securitization Bond shall be applied first to interest due and payable on this Tranche { } Securitization Bond as provided above and then to the unpaid principal of and premium, if any, on this Tranche { } Securitization Bond, all in the manner set forth in the Indenture.

Reference is made to the further provisions of this Tranche { } Securitization Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche { } Securitization Bond.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual, electronic or facsimile signature, this Tranche { } Securitization Bond shall not be entitled to any benefit under the Indenture referred to below or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually, electronically or in facsimile, by its Responsible Officer.

Date: { }, 20{ }	DTE ELECTRIC SECURITIZATION FUNDING III LLC as Issuer

By:
	Name:	{ }
	Title:	{ }

Exhibit A-3

INDENTURE TRUSTEE’S

CERTIFICATE OF AUTHENTICATION

Dated: {    }, 20{ }

This is one of the Tranche { } Senior Secured Securitization Bonds, Series 2026A, designated above and referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name: { }
Title: { }

This Tranche { } Senior Secured Securitization Bond, Series 2026A is one of a duly authorized issue of Senior Secured Securitization Bonds, Series 2026A of the Issuer (herein called the “Securitization Bonds”), which Securitization Bonds are issuable in one or more Tranches. The Securitization Bonds consist of { } Tranches, including this Tranche { } Senior Secured Securitization Bond, Series 2026A (herein called the “Tranche { } Securitization Bonds”), all issued and to be issued under that certain Indenture dated as of [ ], 2026 (as supplemented by the Series Supplement (as defined below), the “Indenture”), among the Issuer, U.S. Bank Trust Company, National Association, in its capacity as indenture trustee (the “Indenture Trustee”, which term includes any successor indenture trustee under the Indenture), and U.S. Bank National Association, in its capacities as a securities intermediary (the “Securities Intermediary”, which term includes any successor securities intermediary under the Indenture), and as an account bank (the “Account Bank”, which term includes any successor account bank under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Securitization Bonds. For purposes herein, “Series Supplement” means that certain Series Supplement dated as of [Closing Date], 2026 between the Issuer and the Indenture Trustee. All terms used in this Tranche { } Securitization Bond that are defined in the Indenture, as amended, restated, supplemented or otherwise modified from time to time, shall have the meanings assigned to such terms in the Indenture.

All Tranches of the Securitization Bonds are and will be equally and ratably secured by the Securitization Bond Collateral pledged as security therefor as provided in the Indenture.

The principal of this Tranche { } Securitization Bond shall be payable on each Payment Date only to the extent that amounts in the applicable Accounts are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Series Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders representing not less than a majority of the Outstanding Amount of the Securitization Bonds have declared the Securitization Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). However, actual payment obligations may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Tranche { } Securitization Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Securitization Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Securitization Bonds representing not less than a majority of the Outstanding Amount of the Securitization Bonds have declared the Securitization Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). All payment obligations on the Tranche { } Securitization Bonds shall be made pro rata to the Holders of the Tranche { } Securitization Bonds entitled thereto based on the respective principal amounts of the Tranche { } Securitization Bonds held by them.

Exhibit A-4

Payments of interest on this Tranche { } Securitization Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Tranche { } Securitization Bond (or one or more Predecessor Securitization Bonds) on the Securitization Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture or the Series Supplement, except that (a) upon application to the Indenture Trustee by any Holder owning a Global Securitization Bond evidencing this Tranche { } Securitization Bond not later than the applicable Record Date, payment will be made by wire transfer to an account maintained by such Holder, and (b) if this Tranche { } Securitization Bond is held in Book-Entry Form, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Securitization Bond evidencing this Tranche { } Securitization Bond unless and until such Global Securitization Bond is exchanged for Definitive Securitization Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to this Tranche { } Securitization Bond on a Payment Date, which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Securitization Bond Register as of the applicable Record Date without requiring that this Tranche { } Securitization Bond be submitted for notation of payment. Any reduction in the principal amount of this Tranche { } Securitization Bond (or any one or more Predecessor Securitization Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Tranche { } Securitization Bond and of any Tranche { } Securitization Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then-remaining unpaid principal amount of this Tranche { } Securitization Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Tranche { } Securitization Bond and shall specify the place where this Tranche { } Securitization Bond may be presented and surrendered for payment of such installment.

The Issuer shall pay interest on overdue installments of interest at the Securitization Bond Interest Rate to the extent lawful.

This Tranche { } Securitization Bond is a “securitization bond” as such term is defined in the Statute. Principal and interest due and payable on this Tranche { } Securitization Bond are payable from and secured primarily by Securitization Property created and established by the Financing Order obtained from the Michigan Public Service Commission pursuant to the Statute. Securitization Property consists of the rights and interests of the Seller in the Financing Order, including the right to impose, collect and receive Securitization Charges as provided in the Financing Order, the right to obtain True-Up Adjustments and all revenue, collections, payments, moneys and proceeds arising out of the rights and interests created under the Financing Order and the Statute.

Under the laws of the State of Michigan in effect on the Closing Date, pursuant to Section 10n(2) of the Statute, the State of Michigan has pledged for the benefit and protection of the Holders, the Indenture Trustee, other Persons acting for the benefit of the Holders and DTE Electric that the State of Michigan will not take or permit any action that impairs the value of the Distribution Securitization Property or the Power Supply Securitization Property; reduce or alter, except as allowed under Section 10k(3) of the Statute, or impair the Distribution Securitization Charges or the Power Supply Securitization Charges to be imposed, collected, and remitted to the Holders, the Indenture Trustee and other Persons acting for the benefit of Holders of the Securitization Bonds until any principal, interest and premium and any other charge incurred, and contract to be performed, in connection with the Securitization Bonds have been paid or performed in full.

The Issuer hereby acknowledges that the purchase of this Tranche { } Securitization Bond by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledge.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche { } Securitization Bond may be registered on the Securitization Bond Register upon surrender of this Tranche { } Securitization Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by, (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require, and thereupon one or more new Tranche { } Securitization Bonds of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Tranche { } Securitization Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or Section 2.06 of the Indenture not involving any transfer.

Exhibit A-5

Each Holder, by acceptance of a Tranche { } Securitization Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Tranche { } Securitization Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (a) any owner of a membership interest in the Issuer (including DTE Electric) or (b) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including DTE Electric) in its respective individual or corporate capacities, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed in writing. Each Holder by accepting a Tranche { } Securitization Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Tranche { } Securitization Bonds.

Prior to the due presentment for registration of transfer of this Tranche { } Securitization Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Tranche { } Securitization Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Tranche { } Securitization Bond and for all other purposes whatsoever, whether or not this Tranche { } Securitization Bond be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securitization Bonds under the Indenture at any time by the Issuer with the consent of the Holders representing not less than a majority of the Outstanding Amount of all Securitization Bonds at the time outstanding of each Tranche to be affected. The Indenture also contains provisions permitting the Holders representing specified percentages of the Outstanding Amount of the Securitization Bonds, on behalf of the Holders of all the Securitization Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Tranche { } Securitization Bond (or any one of more Predecessor Securitization Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Tranche { } Securitization Bond and of any Tranche { } Securitization Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche { } Securitization Bond. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Securitization Bonds issued thereunder.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Tranche { } Securitization Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to this Tranche { } Securitization Bond.

The term “Issuer” as used in this Tranche { } Securitization Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders under the Indenture.

The Tranche { } Securitization Bonds are issuable only in registered form in denominations as provided in the Indenture and the Series Supplement subject to certain limitations therein set forth.

THIS TRANCHE { } SECURITIZATION BOND, THE INDENTURE AND THE SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED UNDER THE INDENTURE IN SECURITIZATION PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO THE SECURITIZATION PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MICHIGAN.

Exhibit A-6

No reference herein to the Indenture and no provision of this Tranche { } Securitization Bond or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Tranche { } Securitization Bond at the times, place and rate and in the coin or currency herein prescribed.

The Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Tranche { } Securitization Bond, by acquiring any Tranche { } Securitization Bond or interest therein, (a) express their intention that, solely for the purpose of U.S. federal taxes and, to the extent consistent with applicable State, local and other tax law, solely for the purpose of State, local and other taxes, the Tranche { } Securitization Bonds qualify under applicable tax law as indebtedness of the sole owner of the Issuer secured by the Securitization Bond Collateral and (b) solely for purposes of U.S. federal taxes and, to the extent consistent with applicable State, local and other tax law, solely for purposes of State, local and other taxes, so long as any of the Tranche { } Securitization Bonds are outstanding, agree to treat the Tranche { } Securitization Bonds as indebtedness of the sole owner of the Issuer secured by the Securitization Bond Collateral unless otherwise required by appropriate taxing authorities.

Exhibit A-7

ABBREVIATIONS

The following abbreviations, when used above on this Tranche { } Securitization Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	___(Custodian) ___

Custodian (minor)

Under Uniform Gifts to Minor Act (__________)

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Tranche { } Securitization Bond and all rights thereunder, and hereby irrevocably constitutes and appoints { } attorney, to transfer said Tranche { } Securitization Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
Signature Guaranteed:

The signature to this assignment must correspond with the name of the registered owner as it appears on the within Tranche { } Securitization Bond in every particular, without alteration, enlargement or any change whatsoever.

NOTE: Signature(s) must be guaranteed by an institution that is a member of: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee.

Exhibit A-8

EXHIBIT B

FORM OF SERIES SUPPLEMENT

See attached.

Exhibit B-1

This SERIES SUPPLEMENT, dated as of [Closing Date], 2026 (this “Supplement”), by and between DTE Electric Securitization Funding III LLC, a limited liability company created under the laws of the State of Delaware (the “Issuer”), and [U.S. Bank Trust Company, National Association] (the “Bank”), not in its individual capacity, but solely in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties under the Indenture dated as of [Closing Date], 2026, by and among the Issuer, the Bank, in its capacity as Indenture Trustee, and U.S. Bank National Association, in its capacities as a securities intermediary and an account bank (the “Indenture”).

PRELIMINARY STATEMENT

Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an indenture supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of the Securitization Bonds and specifying the terms thereof. The Issuer has duly authorized the creation of the Securitization Bonds with an initial aggregate principal amount of $ { } to be known as “Senior Secured Securitization Bonds, Series 2026A” (the “Securitization Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Securitization Bonds.

All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

GRANTING CLAUSE

With respect to the Securitization Bonds, the Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the Securitization Bonds, all of the Issuer’s right, title and interest (whether owned on the issuance date or thereafter acquired or arising) in and to (a) the Securitization Property created under and pursuant to the Financing Order and the Statute, and transferred by the Seller to the Issuer pursuant to the Sale Agreement (including, to the fullest extent permitted by law, the right to impose, collect and receive Securitization Charges as provided in the Financing Order, the right to obtain True-Up Adjustments to the Securitization Charges, and all revenue, collections, payments, money and proceeds arising out of the rights and interests created under the Financing Order), (b) all Securitization Charges related to the Securitization Property, (c) the Sale Agreement and the Bill of Sale executed in connection therewith and all property and interests in property transferred under the Sale Agreement and the Bill of Sale with respect to the Securitization Property and the Securitization Bonds, (d) the Servicing Agreement, the Administration Agreement, the Intercreditor Agreement and any subservicing, agency, intercreditor, administration or collection agreements executed in connection therewith, to the extent related to the foregoing Securitization Property and the Securitization Bonds, (e) the Collection Accounts, all subaccounts thereof, the Capital Account, the Payment Account and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto, (f) all rights to compel the Servicer to file for and obtain True-Up Adjustments to the Securitization Charges in accordance with Section 10k(3) of the Statute, the Financing Order or any Securitization Rate Schedule filed in connection therewith, (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute Securitization Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property, (h) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing, and (i) all payments on or under, and all proceeds in respect of, any or all of the foregoing, it being understood that the following do not constitute Securitization Bond Collateral: (x) cash that has been released pursuant to the terms of the Indenture, including Section 8.02(e) of the Indenture, or (y) amounts deposited with the Issuer on the Closing Date, for payment of costs of issuance with respect to the Securitization Bonds (together with any interest earnings thereon), it being understood that such amounts described in clause (x) and clause (y) above shall not be subject to Section 3.17 of the Indenture.

The foregoing Grant is made in trust to secure the payment of principal, premium and interest, and any other charges incurred and contracts to be performed in respect of, the Securitization Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the Securitization Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture (collectively, the “Secured Obligations”). The Indenture and this Supplement constitute a security agreement within the meaning of the Statute and under the UCC to the extent that the provisions of the UCC are applicable hereto.

Exhibit B-2

The Indenture Trustee, as indenture trustee on behalf of the Secured Parties of the Securitization Bonds, acknowledges such Grant and accepts the trusts under this Supplement and the Indenture in accordance with the provisions of this Supplement and the Indenture.

SECTION 1. Designation. The Securitization Bonds shall be designated generally as the Senior Secured Securitization Bonds, Series 2026A, and further denominated as Tranches { } through { }.

SECTION 2. Initial Principal Amount; Securitization Bond Interest Rate; Scheduled Final Payment Date; Final Maturity Date. The Securitization Bonds of each Tranche shall have the initial principal amount, bear interest at the rate per annum (the “Securitization Bond Interest Rate”) and shall have the Scheduled Final Payment Date and the Final Maturity Date set forth below:

Tranche	Initial Principal Amount		Securitization Bond Interest Rate		Scheduled Final Payment Date	Final Maturity Date
{ }	$	{ }	{ }	%	{ }, 20{ }	{ }, 20{ }
{ }	$	{ }	{ }	%	{ }, 20{ }	{ }, 20{ }

The Securitization Bond Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3. Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; Book-Entry Securitization Bonds; Waterfall Caps; Expected Sinking Fund Schedule.

(a) Authentication Date. The Securitization Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on [Closing Date], 2026 (the “Closing Date”) shall have as their date of authentication [Closing Date], 2026.

(b) Payment Dates. The “Payment Dates” for the Securitization Bonds are { } and { } of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on { }, 2027 (the “Initial Payment Date”) and continuing until the earlier of repayment of the Securitization Bonds in full and the Final Maturity Date.

(c) Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing, on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal, in the following order and priority: {(1) to the Holders of the Tranche {A-1} Securitization Bonds, until the Outstanding Amount of such Tranche {A-1} Securitization Bonds thereof has been reduced to zero; (2) to the Holders of the Tranche {A-2}Securitization Bonds, until the Outstanding Amount of such Tranche {A-2} Securitization Bonds has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on any Tranche the Securitization Bonds on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Tranche of Securitization Bonds to the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Tranche and Payment Date.

(d) Periodic Interest. “Periodic Interest” will be payable on each Tranche of the Securitization Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable Securitization Bond Interest Rate and (ii) the Outstanding Amount of the related Tranche of Securitization Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Tranche of Securitization Bonds on such preceding Payment Date; provided, however, that, with respect to the Initial Payment Date, or if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.

(e) Book-Entry Securitization Bonds. The Securitization Bonds shall be Book-Entry Securitization Bonds, and the applicable provisions of Section 2.11 of the Indenture shall apply to the Securitization Bonds.

(f) Indenture Trustee Cap. The amount payable with respect to the Securitization Bonds pursuant to Section 8.02(e)(i) of the Indenture shall not exceed $250,000 annually; provided, however, that the Indenture Trustee Cap shall be disregarded and inapplicable upon the acceleration of the Securitization Bonds following the occurrence of an Event of Default.

Exhibit B-3

(g) Expected Sinking Fund Schedule. The Expected Sinking Fund Schedule is attached as Schedule A hereto.

SECTION 4. Minimum Denominations. The Securitization Bonds shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except for one bond, which may be a smaller denomination (the “Minimum Denominations”).

SECTION 5. Delivery and Payment for the Securitization Bonds; Form of the Securitization Bonds. The Indenture Trustee shall deliver the Securitization Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Securitization Bonds of each Tranche shall be in the form of Exhibits { } hereto.

SECTION 6. Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken and construed as one and the same instrument. This Supplement amends, modifies and supplements the Indenture only insofar as it relates to the Securitization Bonds.

SECTION 7. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. The Issuer and Indenture Trustee agree that this Supplement may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider as specified in writing to the Indenture Trustee) appearing on this Supplement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Supplement may be made by e-mail or other electronic transmission. The Issuer agrees to assume all risks arising out of the use of digital signatures and electronic methods of submitting such signatures to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting upon documents with unauthorized signatures and the risk of interception and misuse by third parties.

SECTION 8. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, THAT, EXCEPT AS SET FORTH IN SECTION 8.02(b) OF THE INDENTURE, THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED UNDER THE INDENTURE IN SECURITIZATION PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO THE SECURITIZATION PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MICHIGAN.

SECTION 9. Issuer Obligation. No recourse may be taken directly or indirectly by the Holders with respect to the obligations of the Issuer on the Securitization Bonds, under the Indenture or this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (a) any owner of a beneficial interest in the Issuer (including DTE Electric) or (b) any shareholder, partner, owner, beneficiary, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Issuer (including DTE Electric) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed. Each Holder by accepting a Securitization Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securitization Bonds.

SECTION 10. Indenture Trustee Disclaimer. The Indenture Trustee is not responsible for the validity or sufficiency of this Supplement or for the recitals contained herein.

[SIGNATURE PAGE TO FOLLOW]

Exhibit B-4

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

DTE ELECTRIC SECURITIZATION FUNDING III LLC, as Issuer

By:
Name: { }
Title: { }

U.S. Bank Trust Company, National Association, not in its individual capacity, but solely in its capacity as Indenture Trustee

By:
Name: { }
Title: { }

U.S. Bank National Association, not in its individual capacity, but solely in its capacities as Securities Intermediary and as Account Bank

By:
Name: { }
Title: { }

Exhibit B-5

SCHEDULE A

TO SERIES SUPPLEMENT

EXPECTED AMORTIZATION SCHEDULE

OUTSTANDING PRINCIPAL BALANCE PER TRANCHE

Date	Tranche A-1	Tranche A-2
Closing Date
	$0.00	$0.00

EXPECTED SINKING FUND

SCHEDULE

Date	Tranche A-1	Tranche A-2

EXHIBIT { }

TO SERIES SUPPLEMENT

FORM OF TRANCHE { } SECURITIZATION BONDS

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED

BY INDENTURE TRUSTEE IN ASSESSMENT OF COMPLIANCE

Regulation AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are: (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports: (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

Exhibit C-1

Regulation AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets, including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Exhibit C-2

Exhibit D

DTE ELECTRIC COMPANY

AS ADMINISTRATOR OF DTE ELECTRIC SECURITIZATION FUNDING III LLC

INSTRUCTIONS FOR DISTRIBUTION OF FUNDS IN THE ACCOUNTS

Date:{__________________}

In respect of Payment Date: {___________________}_ (the “Payment Date”)

Reference is hereby made to that certain indenture dated as of [ ], 2026 by and between DTE Electric Securitization Funding III LLC, a Delaware limited liability company (the “Issuer”), U.S. Bank Trust Company, National Association, in its capacity as indenture trustee, and U.S. Bank National Association, in its capacities as a securities intermediary and as an account bank (the “Indenture”). Capitalized terms used herein and not defined shall have the respective meanings assigned to them in Appendix A of the Indenture.

In accordance with Section 8.02(e) of the Indenture, DTE Electric Company (“DTE”), acting on behalf of the Issuer solely in its capacity as Administrator (the “Administrator”), directs and instructs the Indenture Trustee to transfer to the extent of available funds the amounts specified below from the Accounts and Subaccounts identified below into the Payment Account on {__________}, 20{__}.

1.

$__________, which constitutes amounts owed by the Issuer to the Indenture Trustee (including legal fees and expenses and outstanding indemnity amounts) in an amount not to exceed the Indenture Trustee Cap; provided, however, that the Indenture Trustee Cap shall be disregarded and inapplicable following an Event of Default, as follows from the following Accounts and Subaccounts (Section 8.02(e)(i)):

a.	Prior to the Payment in Full of Tranche A-1 Securitization Bonds:

Description:	Source:	Amount:
[ ]% of such amount, which is equal to $__________:	General Subaccount of Distribution Collection Account	$______________________________________

	To the extent not available therein, Excess Funds Subaccount of Distribution Collection Account	$______________________________________

	To the extent not available therein, Capital Account	$______________________________________

[ ]% of such amount, which is equal to $__________:	General Subaccount of Power Supply Collection Account	$______________________________________

Exhibit D-1

To the extent not available therein, Excess Funds Subaccount of Power Supply Collection Account	$______________________________________

To the extent not available therein, Capital Account	$______________________________________

b.	After Payment in Full of Tranche A-1 Securitization Bonds, $_________________

2.	Servicing Fee plus all unpaid Servicing Fees for prior Payment Dates (Section 8.02(e)(ii)):

a.	Prior to Payment in Full of Tranche A-1

	Source:	Amount:
Amount related to Distribution Costs ([ ]%), which is equal to $__________:	General Subaccount of Distribution Collection Account	$______________________________________

	To the extent not available therein, Excess Funds Subaccount of Distribution Collection Account	$______________________________________

	To the extent not available therein, Capital Account	$______________________________________

Amount related to Power Supply Costs ([ ]%), which is equal to $_________:	General Subaccount of Power Supply Collection Account	$______________________________________

	To the extent not available therein, Excess Funds Subaccount of Power Supply Collection Account	$______________________________________

	To the extent not available therein, Capital Account	$______________________________________

Exhibit D-2

b.	After Payment in Full of Tranche A-1 (100% related to Power Supply Amounts), $_________________

3.	Administration Fee plus Independent Manager Fee plus all unpaid Administration Fees and Independent Manager Fees for prior Payment Dates (Section 8.02(e)(iii)):

a.	Prior to Payment in full of Tranche A-1:

	Source:	Amount:
Amount related to Distribution Costs ([ ]%), which is equal to $__________:	General Subaccount of Distribution Collection Account	$______________________________________

	To the extent not available therein, Excess Funds Subaccount of Distribution Collection Account	$______________________________________

	To the extent not available therein, Capital Account	$______________________________________

Amount related to Power Supply Costs ([ ]%), which is equal to $_________:	General Subaccount of Power Supply Collection Account	$______________________________________

	To the extent not available therein, Excess Funds Subaccount of Power Supply Collection Account	$______________________________________

	To the extent not available therein, Capital Account	$______________________________________

b.	after Payment in full of Tranche A-1 (100% related to Power Supply Amounts) , $_________________

Exhibit D-3

4.	Other ordinary and periodic Operating Expenses (Section 8.02(e)(iv)):

a.	Prior to Payment in full of Tranche A-1

	Source:	Amount:
Amount related to Distribution Costs ([ ]%), which is equal to $__________:	General Subaccount of Distribution Collection Account	$______________________________________

	To the extent not available therein, Excess Funds Subaccount of Distribution Collection Account	$______________________________________

	To the extent not available therein, Capital Account	$______________________________________

Amount related to Power Supply Costs ([ ]%), which is equal to $_________:	General Subaccount of Power Supply Collection Account	$______________________________________

	To the extent not available therein, Excess Funds Subaccount of Power Supply Collection Account	$______________________________________

	To the extent not available therein, Capital Account	$______________________________________

b.	after Payment in full of Tranche A-1 (100% related to Power Supply Amounts) , $_________________

Exhibit D-4

5.	Periodic Interest plus any overdue Periodic Interest (Section 8.02(e)(v)):

a.	Periodic Interest:

i.	Prior to Payment in Full of Tranche A-1

	Source:	Amount:
The actual remaining Principal Contribution Obligation Balance- Distribution Tranche A-1 times the Tranche A-1 bond coupon rate[1]:	General Subaccount of Distribution Collection Account	$______________________________________
	To the extent not available therein, Excess Funds Subaccount of Distribution Collection Account	$______________________________________
	To the extent not available therein, Capital Account	$______________________________________

The actual remaining Principal Contribution Obligation Balance - Power Supply Tranche A-1 times the Tranche A-1 bond coupon rate plus the actual remaining Principal Contribution Obligation Balance - Power Supply Tranche A-2 times the Tranche A-2 bond coupon rate[1]:	General Subaccount of Power Supply Collection Account	$______________________________________
	To the extent not available therein, Excess Funds Subaccount of Power Supply Collection Account	$______________________________________
	To the extent not available therein, Capital Account	$______________________________________

ii.	After Payment in Full of Tranche A-1, $___________, the actual remaining Principal Contribution Obligation Balance - Power Supply Tranche A-2 on Exhibit A times the Tranche A-2 bond coupon rate1[2]

b.	Overdue Periodic Interest:

i.	Prior to Payment in Full of Tranche A-1

	Source:	Amount:
Any interest past due and unpaid on Tranche A-1 related to Distribution Amounts:	General Subaccount of Distribution Collection Account	$______________________________________
	To the extent not available therein, Excess Funds Subaccount of Distribution Collection Account	$______________________________________
	To the extent not available therein, Capital Account	$______________________________________

[1]	30/360 day basis for initial Payment Date; otherwise use one-half of annual rate.
[2]	Use one-half of annual rate

Exhibit D-5

Any interest past due and unpaid on Tranche A-1 related to Power Supply Amounts plus any interest past due and unpaid on Tranche A-2	General Subaccount of Power Supply Collection Account	$______________________________________
	To the extent not available therein, Excess Funds Subaccount of Power Supply Collection Account	$______________________________________
	To the extent not available therein, Capital Account	$______________________________________

ii.	After Payment in Full of Tranche A-1, $___________, any interest past due and unpaid on Tranche A-2

6.	Principal due and payable (Section 8.02(e)(vi)):

a.	Prior to the Payment in Full of Tranche A-1, upon an acceleration upon an Event of Default

	Source:	Amount:
The actual remaining Principal Contribution Obligation Balance – Distribution Tranche A-1	General Subaccount of Distribution Collection Account	$______________________________________
	To the extent not available therein, Excess Funds Subaccount of Distribution Collection Account	$______________________________________
	To the extent not available therein, Capital Account	$______________________________________

The actual remaining Principal Contribution Obligation Balance - Power Supply Tranche A-1 plus the actual remaining Principal Contribution Obligation Balance - Power Supply Tranche A-2	General Subaccount of Power Supply Collection Account	$______________________________________
	To the extent not available therein, Excess Funds Subaccount of Power Supply Collection Account	$______________________________________
	To the extent not available therein, Capital Account	$______________________________________

Exhibit D-6

b.	Upon the Final Maturity Date of Tranche A-1

	Source:	Amount:
The actual remaining Principal Contribution Obligation Balance – Distribution Tranche A-1	General Subaccount of Distribution Collection Account	$______________________________________
	To the extent not available therein, Excess Funds Subaccount of Distribution Collection Account	$______________________________________
	To the extent not available therein, Capital Account	$______________________________________

The actual remaining Principal Contribution Obligation Balance - Power Supply Tranche A-1	General Subaccount of Power Supply Collection Account	$______________________________________
	To the extent not available therein, Excess Funds Subaccount of Power Supply Collection Account	$______________________________________
	To the extent not available therein, Capital Account	$______________________________________

c.

After the Payment in Full of Tranche A-1, upon the Final Maturity Date of Tranche A-2 or an acceleration upon an Event of Default, $_____________, the actual remaining Principal Contribution Obligation Balance – Power Supply Tranche A-2

Exhibit D-7

7.	Scheduled principal payments plus any overdue Periodic Principal (Section 8.02(e)(vii)):

a.	Prior to Payment in Full of Tranche A-1

	Source:	Amount:
The amount necessary to reduce the Principal Contribution Obligation Balance to the amount on Exhibit A for such Payment Date under the column Distribution Tranche A-1	General Subaccount of Distribution Collection Account	$______________________________________
	To the extent not available therein, Excess Funds Subaccount of Distribution Collection Account	$______________________________________
	To the extent not available therein, Capital Account	$______________________________________

the amount necessary to reduce the Principal Contribution Obligation Balance to the amount on Exhibit A for such Payment Date under the column Power Supply Tranche A-1.	General Subaccount of Power Supply Collection Account	$______________________________________
	To the extent not available therein, Excess Funds Subaccount of Power Supply Collection Account	$______________________________________
	To the extent not available therein, Capital Account	$______________________________________

b.

After Payment in Full of Tranche A-1, $___________, the amount necessary to reduce the Principal Contribution Obligation Balance to the amount on Exhibit A for such Payment Date under the column Power Supply Tranche A-2

Exhibit D-8

8.	Other unpaid Operating Expenses plus Indemnity to Indenture Trustee (Section 8.02(e)(viii)):

a.	prior to payment in full of Tranche A-1:

	Source:	Amount:
Amount related to Distribution Costs ([ ]%), which is equal to $__________:	General Subaccount of Distribution Collection Account	$______________________________________
	To the extent not available therein, Excess Funds Subaccount of Distribution Collection Account	$______________________________________
	To the extent not available therein, Capital Account	$______________________________________

Amount related to Power Supply Costs ([ ]%), which is equal to $_________:	General Subaccount of Power Supply Collection Account	$______________________________________
	To the extent not available therein, Excess Funds Subaccount of Power Supply Collection Account	$______________________________________
	To the extent not available therein, Capital Account	$______________________________________

b.	after Payment in Full of Tranche A-1 (100% related to Power Supply Amounts), $_________________

9.	Replenishment amount of the Required Capital Level to the Capital Account (Section 8.02(e)(x)):

a.	Prior to Payment in Full of Tranche A-1

	Source:	Amount:
Amounts previously withdrawn from the Capital Account, and not repaid, to make payments of Distribution Amounts	General Subaccount of Distribution Collection Account	$______________________________________
	To the extent not available therein, Excess Funds Subaccount of Distribution Collection Account	$______________________________________
	To the extent not available therein, Capital Account	$______________________________________

Exhibit D-9

Amounts previously withdrawn from the Capital Account, and not repaid, to make payments of Power Supply Amounts	General Subaccount of Power Supply Collection Account	$______________________________________
	To the extent not available therein, Excess Funds Subaccount of Power Supply Collection Account	$______________________________________
	To the extent not available therein, Capital Account	$______________________________________

b.	After Payment in Full of Tranche A-1, $_____________, calculated as (i) amounts previously withdrawn from the Capital Account, and not repaid, to make payments of Power Supply Amounts

10.	$______________, the sum of Investment Earnings on the Capital Account for the most recent Collection Period

11.

(i) $______________, any amounts remaining in the Payment Account originally transferred from the Distribution Collection Account for the payment of Distribution Amounts plus any interest earned on such amounts shall be transferred to the Excess Funds Subaccount for the Distribution Collection Account and (ii) $_______________ any amounts remaining in the Payment Account originally transferred from the Power Supply Collection Account for the payment of Power Supply Amounts plus any interest earned on such amounts shall be transferred to the Excess Funds Subaccount for the Power Supply Collection Account.

[SIGNATURE PAGE TO FOLLOW]

Exhibit D-10

IN WITNESS WHEREOF, the undersigned has duly executed and delivered these Instructions for Distribution of Funds in the Accounts as of the date first written above.

DTE ELECTRIC COMPANY, as Administrator

By:
Name:
Title:

A-1

EXHIBIT A

Scheduled Principal Contribution Obligation Balance

	Tranche A-1			Tranche A-2
Semi-Annual Payment Date	Distribution	Power Supply	Total	Power Supply
	$	$	$	$
Total Payments

A-1

APPENDIX A

DEFINITIONS AND RULES OF CONSTRUCTION

A. Defined Terms. As used in the Indenture, the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Series Supplement or any other Basic Document as hereinafter defined, as the case may be (unless the context requires a different meaning), the following terms have the following meanings:

“17g-5 Website” is defined in Section 10.06 of the Indenture.

“Account Bank” means U.S. Bank National Association, a national banking association, solely in the capacity of an “account bank,” as defined in the NY UCC and Federal Book-Entry Regulations, or any successor account bank under the Indenture.

“Account Records” is defined in Section 1(a)(i) of the Administration Agreement.

“Accounts” means the Payment Account, the Collection Accounts and the Capital Account.

“Act” is defined in Section 10.03(a) of the Indenture.

“Additional Interim True-Up Adjustment” means any Interim True-Up Adjustment made pursuant to Section 4.01(b)(iv) of the Servicing Agreement.

“Administration Agreement” means the Administration Agreement, dated as of [Closing Date], 2026, by and between DTE Electric and the Issuer.

“Administration Fee” is defined in Section 2 of the Administration Agreement.

“Administrator” means DTE Electric, as Administrator under the Administration Agreement, or any successor Administrator to the extent permitted under the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Wheeling” means a Person’s use of direct access service where an electric utility delivers electricity generated at a Person’s industrial site to that Person or that Person’s affiliate at a location, or general aggregated locations, within the State of Michigan that was either one of the following: (a) for at least 90 days during the period from January 1, 1996 to October 1, 1999, supplied by Self-Service Power, but only to the extent of the capacity reserved or load served by Self-Service Power during the period; or (b) capable of being supplied by a Person’s cogeneration capacity within the State of Michigan that has had since January 1, 1996 a

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rated capacity of 15 megawatts or less, was placed in service before December 31, 1975 and has been in continuous service since that date. The term affiliate for purposes of this definition means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another specified entity, where control means, whether through an ownership, beneficial, contractual or equitable interest, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person or the ownership of at least 7% of an entity either directly or indirectly.

“Amendatory Schedule” means a revision to service riders or any other notice filing filed with the Commission in respect of the Securitization Rate Schedule pursuant to a True-Up Adjustment.

“Amounts” means principal of, interest on and Ongoing Other Qualified Costs relating to the Securitization Bonds.

“Annual Accountant’s Report” is defined in Section 3.04(a) of the Servicing Agreement.

“Annual True-Up Adjustment” means each adjustment to the Securitization Charges made pursuant to the terms of the Financing Order in accordance with Section 4.01(b)(ii) of the Servicing Agreement.

“Annual True-Up Adjustment Date” means [ ] of each year, commencing with [ ], 202[7].

“Back-Up Security Interest” is defined in Section 2.01(a) of the Sale Agreement.

“Bankruptcy” has the meaning specified in Section 9.01(b) of the LLC Agreement.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.), as amended from time to time.

“Basic Documents” means the Indenture, the Administration Agreement, the Sale Agreement and the Bill of Sale, the Certificate of Formation, the LLC Agreement, the Servicing Agreement, the Intercreditor Agreement, the Series Supplement, the Letter of Representations, the Underwriting Agreement and all other documents and certificates delivered in connection therewith.

“Belle River” means DTE Electric’s Belle River generating facility.

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A to the Sale Agreement delivered pursuant to Section 2.02(a) of the Sale Agreement.

“Billed Securitization Charges” is defined in Annex I to the Servicing Agreement.

“Billing Period” means any period commencing on the first Servicer Business Day of any calendar month and ending on the last Servicer Business Day of such calendar month.

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“Bills” means each of the regular monthly bills, summary bills and other bills issued to Customers by DTE Electric on its own behalf and in its capacity as Servicer.

“Book-Entry Form” means, with respect to any Securitization Bond, that such Securitization Bond and the ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture and in the Series Supplement.

“Book-Entry Securitization Bonds” means any Securitization Bonds issued in Book-Entry Form; provided, however, that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Securitization Bonds are to be issued to the Holder of such Securitization Bonds, such Securitization Bonds shall no longer be “Book-Entry Securitization Bonds”.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Detroit, Michigan or New York, New York are, or DTC or the Corporate Trust Office is, authorized or obligated by law, regulation or executive order to be closed.

“Capital Account” is defined in Section 8.02(a) of the Indenture.

“Capital Contribution” means the amount of cash contributed to the Issuer by DTE Electric as specified in the LLC Agreement.

“Certificate of Compliance” means the certificate referred to in Section 3.03 of the Servicing Agreement and substantially in the form of Exhibit D to the Servicing Agreement.

“Certificate of Formation” means the Certificate of Formation of the Issuer filed with the Secretary of State of the State of Delaware on March 9, 2026, as amended, restated or amended and restated from time to time.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with such Clearing Agency.

“Closing Date” means [Closing Date], 2026, the date on which the Securitization Bonds are to be originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Accounts” are defined in Section 8.02(a) of this Indenture.

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“Collection Period” means, with respect to any True-Up Adjustment, the period comprised of the twelve (12) consecutive Billing Periods beginning with the Billing Period in which a True-Up Adjustment would go into effect; provided that, in the case of any True-Up Adjustment that would go into effect after the date that is 12 months prior to the Scheduled Final Payment Date of a Tranche with respect to which such True-Up Adjustment is being made, the Collection Period shall begin on the date the True-Up Adjustment would go into effect and end on the Payment Date following such True-Up Adjustment date; provided, further, that for the purpose of calculating the first Periodic Revenue Requirement as of the Closing Date, “Collection Period” means, initially, the period commencing on the Closing Date and ending on the last day of [ ] 202[7].

“Commission” means the Michigan Public Service Commission and any successor thereto.

“Commission Regulations” means all regulations, rules, tariffs and laws applicable to public utilities or Securitization Bonds, as the case may be, and promulgated by, enforced by or otherwise within the jurisdiction of the Commission.

“Company Minutes” is defined in Section 1(a)(iv) of the Administration Agreement.

“Corporate Trust Office” means the office of the Indenture Trustee at which, at any particular time, this Indenture shall be administered, which office (for all purposes other than registration of transfer of the Securitization Bonds) as of the date hereof is located at 190 S. LaSalle Street, 7th Floor, Chicago, IL 60603, Attention: DTE Electric Securitization Funding III LLC , Series 2026A, and for registration of transfers of Securitization Bonds, the office is located at 111 Filmore Avenue East, St. Paul, MN 55107, Attention: Bondholder Services—DTE Electric Securitization Funding III LLC, Series 2026A, or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders of Securitization Bonds and the Issuer, or the principal corporate trust office of any successor trustee designated by like notice.

“Covenant Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Customers” means all existing and future retail electric distribution customers of DTE Electric or its successors, subject to one or both of Power Supply Securitization Charges or Distribution Securitization Charges.

“Daily Remittance” means the remittance of Securitization Charges to the General Subaccount of the appropriate Collection Account as described in Section 6.11(a) of the Servicing Agreement.

“Daily Remittance Amount” is defined in Section 6.11(a) of the Servicing Agreement.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default as defined in Section 5.01 of the Indenture.

“Definitive Securitization Bonds” is defined in Section 2.11 of the Indenture.

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“Depositor” means DTE Electric, in its capacity as depositor of the Securitization Property.

“Distribution Amounts” means principal of, interest on and Ongoing Other Qualified Costs relating to the Securitization Bonds issued to recover Distribution Costs.

“Distribution Collection Account” is defined in Section 8.02(a) of the Indenture.

“Distribution Costs” means $340.2 million of the regulatory asset associated with DTE Electric’s tree trimming surge program.

“Distribution Customers” means all existing and future retail electric distribution customers of DTE Electric or its successors, including all existing and future retail electric distribution customers who are obligated to pay Distribution Securitization Charges pursuant to the Financing Order, except that “Distribution Customers” shall exclude (i) customers to the extent they obtain or use Self-Service Power and (ii) customers to the extent engaged in Affiliate Wheeling.

“Distribution Excess Funds Subaccount” means the Excess Funds Subaccount of the Distribution Collection Account.

“Distribution Instructions” means the instructions in form and substance consistent with Exhibit D to the Indenture.

“Distribution Securitization Charge Collections” means the payments made by Distribution Customers based on the Distribution Securitization Charges that are actually received by the Servicer.

“Distribution Securitization Charges” means the Securitization Charge payable by Distribution Customers.

“Distribution Securitization Property” means the Securitization Property, except the portion of the Securitization Property in respect of Power Supply Securitization Charges.

“Distribution Securitization Rate Class” means one of the separate rate classes to whom Distribution Securitization Charges are allocated for ratemaking purposes in accordance with the Financing Order.

“Distribution Securitization Semi-Annual Interim True-Up Adjustment” means any Interim True-Up Adjustment made pursuant to Section 4.01(b)(iii)(A) of the Servicing Agreement.

“DTC” means The Depository Trust Company or any successor thereto.

“DTE Electric” means DTE Electric Company, a Michigan corporation, and any of its successors or permitted assigns.

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“Eligible Account” means a segregated non-interest-bearing trust account with an Eligible Institution.

“Eligible Institution” means:

(a) the corporate trust department of the Indenture Trustee or an Affiliate thereof, so long as the Indenture Trustee or such Affiliate have (i) either a short-term deposit or issuer rating from Moody’s of at least “P-1” or a long-term unsecured debt or issuer rating from Moody’s of at least “A2”, and (ii) a short-term deposit or issuer rating from S&P of at least “A-1”, or a long-term unsecured debt or issuer rating from S&P of at least “A”; or

(b) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank) (i) that has either (A) a long-term unsecured debt or issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, or (B) a short-term (bank deposit) or issuer rating of “A-1” or higher by S&P and “P-1” or higher by Moody’s, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation;

provided, however, that if an Eligible Institution then being utilized for any purposes under the Indenture or the Series Supplement no longer meets the definition of Eligible Institution, then the Issuer shall remove and replace such Eligible Institution, within sixty (60) days of such person no longer meeting the definition of Eligible Institution.

“Eligible Investments” means investments as meet the criteria described below and which mature on or before the Business Day immediately preceding the next Payment Date or Special Payment Date, if applicable:

(a) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b) demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of or bankers’ acceptances issued by, any depository institution (including the Indenture Trustee or any of its Affiliates, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by U.S. federal or State banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit or contractual commitment, rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Securitization Bonds;

(c) commercial paper (including commercial paper of the Indenture Trustee, acting in its commercial capacity, and other than commercial paper of DTE Electric or any of its Affiliates), which at the time of purchase is rated at least “A-1” or “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Securitization Bonds;

(d) investments in money market funds which have a rating in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor) from Moody’s and S&P;

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(e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies or instrumentalities, entered into with Eligible Institutions;

(f) repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or with a registered broker/dealer acting as principal and that meets the ratings criteria set forth below:

(i) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any such broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of entering into such repurchase obligation; or

(ii) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; or

(g) any other investment permitted by each Rating Agency.

Notwithstanding the foregoing: (1) no securities or investments which mature in 30 days or more will be “Eligible Investments” unless the issuer thereof has either a short-term unsecured debt rating of at least “P-1” from Moody’s or a long-term unsecured debt rating of at least “A1” from Moody’s; (2) no securities or investments described in clauses (b) through (d) above which have maturities of more than 30 days but less than or equal to 3 months will be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (3) no securities or investments described in clauses (b) through (d) above which have maturities of more than 3 months will be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (4) no securities or investments described in clauses (b) through (d) above which have a maturity of 60 days or less will be Eligible Investments unless such securities have a rating from S&P of at least “A-1”; and (5) no securities or investments described in clauses (b) through (d) above which have a maturity of 365 days or less will be Eligible Investments unless such securities have a rating from S&P of at least “AA-”, “A-1+” or “AAAm”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Distribution Securitization Charge Collections” means the sum of the Distribution Securitization Charge Collections which are deemed to have been received by the Servicer, calculated in accordance with Annex I of the Servicing Agreement.

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“Estimated Power Supply Securitization Charge Collections” means the sum of the Power Supply Securitization Charge Collections which are deemed to have been received by the Servicer, calculated in accordance with Annex I of the Servicing Agreement.

“Estimated Securitization Charge Collections” means Estimated Distribution Securitization Charge Collections and Estimated Power Supply Securitization Charge Collections.

“Event of Default” is defined in Section 5.01 of the Indenture.

“Excess Funds Subaccount” is defined in Section 8.02(a) of the Indenture.

“Excess Remittance” means the amount, if any, calculated for a particular Reconciliation Period, by which Estimated Distribution Securitization Charge Collections or Estimated Power Supply Securitization Charge Collections remitted by the Servicer to the applicable Collection Account during such Reconciliation Period exceed Distribution Securitization Charge Collections or Power Supply Securitization Charge Collections received by the Servicer during such Reconciliation Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Amortization Schedule” means, with respect to any Tranche, the expected amortization schedule related thereto set forth in the Series Supplement.

“Expected Sinking Fund Schedule” means, with respect to any Tranche, the expected sinking fund schedule related thereto set forth in the Series Supplement.

“Federal Book-Entry Regulations” means 31 C.F.R. Part 357 et seq. (Department of Treasury).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Servicer from three federal funds brokers of recognized standing selected by it.

“Final” means, with respect to the Financing Order, that the Financing Order has become final, that the Financing Order is not being appealed and that the time for filing an appeal therefrom has expired.

“Final Maturity Date” means, with respect to each Tranche of Securitization Bonds, the final maturity date therefor as specified in the Series Supplement.

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“Financing Order” means the financing order issued under the Statute by the Commission to DTE Electric on August 6, 2026, Case No. U-22109, authorizing the creation of the Securitization Property. DTE Electric unconditionally accepted all conditions and limitations requested by such order in a letter dated [ ], 2026 from DTE Electric to the Commission.

“General Subaccount” is defined in Section 8.02(a) of the Indenture.

“Global Securitization Bond” means a Securitization Bond to be issued to the Holders thereof in Book-Entry Form, which Global Securitization Bond shall be issued to the Clearing Agency, or its nominee, in accordance with Section 2.11 of the Indenture and the Series Supplement.

“Governmental Authority” means any nation or government, any U.S. federal, State, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, grant, transfer, create, grant a lien upon, a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture and the Series Supplement. A Grant of the Securitization Bond Collateral or of any other agreement or instrument included therein shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Securitization Bond Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, ratified September 28, 2016, S. Treaty Doc. No. 112-6 (2012).

“Holder” means the Person in whose name a Securitization Bond is registered on the Securitization Bond Register.

“Indemnified Losses” is defined in Section 5.03 of the Servicing Agreement.

“Indenture” means the Indenture, dated as of [Closing Date], 2026, by and among the Issuer, U.S. Bank Trust Company, National Association, as Indenture Trustee, and U.S. Bank National Association, as Securities Intermediary and Account Bank.

“Indenture Trustee” means U.S. Bank Trust Company, National Association, as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee under the Indenture.

“Indenture Trustee Cap” has the meaning specified in Section 8.02(e)(i) of the Indenture.

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“Independent” means, when used with respect to any specified Person, that such specified Person (a) is in fact independent of the Issuer, any other obligor on the Securitization Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or Person performing similar functions.

“Independent Certificate” means a certificate to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” is defined in Section 4.01(a) of the LLC Agreement.

“Initial Payment Date” is defined in Section 3 of the Series Supplement.

“Insolvency Event” means, with respect to a specified Person: (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such specified Person or any substantial part of its property in an involuntary case under any applicable U.S. federal or State bankruptcy, insolvency or other similar law in effect as of the date hereof or thereafter, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or ordering the winding-up or liquidation of such specified Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such specified Person of a voluntary case under any applicable U.S. federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such specified Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such specified Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or the making by such specified Person of any general assignment for the benefit of creditors, or the failure by such specified Person generally to pay its debts as such debts become due, or the taking of action by such specified Person in furtherance of any of the foregoing.

“Intercreditor Agreement” means the amended and restated intercreditor agreement dated as of [Closing Date], 2026 among the Issuer, DTE Electric (on behalf of itself and in its separate capacities as servicer of the Series 2022A Securitization Bonds, as servicer of the Series 2023A Securitization Bonds and as servicer of the Securitization Bonds), the indenture trustee under the indenture relating to the Series 2022A Securitization Bonds, the indenture trustee under the indenture relating to the Series 2023A Securitization Bonds, DTE Electric Securitization Funding I LLC, DTE Electric Securitization Funding II LLC and U.S. Bank Trust Company, National Association, as Indenture Trustee, as the same may be amended, supplemented, restated or otherwise modified or replaced from time to time.

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“Interim True-Up Adjustment” means either a Semi-Annual Interim True-Up Adjustment made in accordance with Section 4.01(b)(iii) of the Servicing Agreement or an Additional Interim True-Up Adjustment made in accordance with Section 4.01(b)(iv) of the Servicing Agreement.

“Internal Revenue Service” means the Internal Revenue Service of the United States of America.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means investment earnings on funds deposited in the Accounts net of losses and investment expenses.

“Issuer” means DTE Electric Securitization Funding III LLC, a Delaware limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Securitization Bonds.

“Issuer Documents” is defined in Section 1(a)(iv) of the Administration Agreement.

“Issuer Order” means a written order signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Issuer Request” means a written request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Legal Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Letter of Representations” means any applicable agreement between the Issuer and the applicable Clearing Agency, with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Securitization Bonds.

“Lien” means a security interest, lien, mortgage, charge, pledge, claim or encumbrance of any kind.

“LLC Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as amended from time to time.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of [ ], 2026.

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“Losses” is defined in Section 1.01(b) of the Sale Agreement.

“Manager” means each manager of the Issuer under the LLC Agreement.

“MERC” means DTE Electric’s wholly owned subsidiary Midwest Energy Resources Company.

“Member” has the meaning specified in the preamble of the LLC Agreement.

“Minimum Denomination” is defined in the Series Supplement.

“Monthly Servicer’s Certificate” is defined in Section 3.01(b)(i) of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto. References to Moody’s are effective so long as Moody’s is a Rating Agency.

“NY UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee.

“Ongoing Other Qualified Costs” means the Qualified Costs described as such in the Financing Order, including Operating Expenses and any other costs identified in the Basic Documents; provided, however, that Ongoing Other Qualified Costs do not include the Issuer’s costs of issuance of the Securitization Bonds and DTE Electric’s costs of retiring existing debt and equity securities.

“Operating Expenses” means all unreimbursed fees, costs and out-of-pocket expenses of the Issuer (other than interest on the Securitization Bonds), including all amounts owed by the Issuer to the Indenture Trustee (including indemnities, legal fees and expenses, and audit fees and expenses) or any Manager, the Servicing Fee and other amounts owed to the Servicer pursuant to the Servicing Agreement, the Administration Fee and other amounts owed to the Administrator pursuant to the Administration Agreement, legal and accounting fees, Rating Agency fees and any franchise or other taxes owed by the Issuer.

“Opinion of Counsel” means one or more written opinions of counsel, who may, except as otherwise expressly provided in the Basic Documents, be employees of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel, and shall be in form and substance reasonably acceptable to such party. Any Opinion of Counsel may be based, insofar as it relates to factual matters (including financial and capital markets), upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer and other documents necessary and advisable in the judgment of counsel delivering such opinion.

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“Outstanding” means, as of the date of determination, all Securitization Bonds theretofore authenticated and delivered under this Indenture, except:

(a) Securitization Bonds theretofore canceled by the Securitization Bond Registrar or delivered to the Securitization Bond Registrar for cancellation;

(b) Securitization Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Securitization Bonds; and

(c) Securitization Bonds in exchange for or in lieu of other Securitization Bonds which have been issued pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Securitization Bonds are held by a Protected Purchaser;

provided, that, in determining whether the Holders of the requisite Outstanding Amount of the Securitization Bonds or any Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Securitization Bonds owned by the Issuer, any other obligor upon the Securitization Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding (unless one or more such Persons owns 100% of such Securitization Bonds), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securitization Bonds that the Indenture Trustee actually knows to be so owned shall be so disregarded. Securitization Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Securitization Bonds and that the pledgee is not the Issuer, any other obligor upon the Securitization Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Securitization Bonds, or, if the context requires, all Securitization Bonds of a Tranche, Outstanding at the date of determination.

“Paid in Full” or “Payment in Full” means the payment of all principal, interest, premium, if any, and Ongoing Other Qualified Costs related to a Tranche.

“Paying Agent” means, with respect to the Indenture, U.S. Bank Trust Company, National Association and any other Person appointed as a paying agent for the Securitization Bonds pursuant to the Indenture.

“Payment Account” is defined in Section 8.02(a) of this Indenture.

“Payment Date” means, with respect to any Tranche of Securitization Bonds, the dates specified in the Series Supplement; provided, that if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.

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“Periodic Billing Requirement” means, for any Collection Period, the aggregate amount of Securitization Charges calculated by the Servicer as necessary to be billed during such period in order to collect the Periodic Revenue Requirement on a timely basis.

“Periodic Interest” means, with respect to any Payment Date, the periodic interest for such Payment Date as specified in the Series Supplement.

“Periodic Principal” means, with respect to any Payment Date, the excess, if any, of the Outstanding Amount of Securitization Bonds over the outstanding principal balance specified for such Payment Date on the Expected Amortization Schedule.

“Periodic Revenue Requirement” for any Collection Period means the total dollar amount of Distribution Securitization Charge Collections and Power Supply Securitization Charge Collections reasonably calculated by the Servicer in accordance with Section 4.01 of the Servicing Agreement as necessary to be received during such Collection Period (after giving effect to the allocation and distribution of amounts on deposit in the Excess Funds Subaccounts at the time of calculation and which are projected to be available for payments on the Securitization Bonds at the end of such Collection Period and including any shortfalls in Periodic Revenue Requirements for any prior Collection Period) in order to ensure that, as of the last Payment Date occurring in such Collection Period, (a) all accrued and unpaid interest on the Securitization Bonds then due shall have been paid in full on a timely basis, (b) the Outstanding Amount of the Securitization Bonds is equal to the Projected Unpaid Balance on each Payment Date during such Collection Period, (c) the balance on deposit in the Capital Account equals the Required Capital Level and (d) all other fees and expenses due and owing and required or allowed to be paid under Section 8.02 of the Indenture as of such date shall have been paid in full; provided, that, with respect to any Annual True-Up Adjustment or Interim True-Up Adjustment occurring after the date that is one year prior to the last Scheduled Final Payment Date for the Securitization Bonds, the Periodic Revenue Requirements shall be calculated to ensure that sufficient Securitization Charges will be collected to retire the Securitization Bonds in full as of the next Payment Date.

“Permitted Lien” means the Lien created by the Indenture.

“Permitted Successor” is defined in Section 5.02 of the Sale Agreement.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority.

“Plan” means an employee benefit plan (as the term is defined in Section 3(3) of ERISA) subject to Title I of ERISA, a plan (as the term is defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code (which includes an individual retirement account and annuity and a Keogh plan) or an entity, including a collective investment fund and an insurance company general or separate account, that is deemed to hold plan assets of any of the foregoing by virtue of such employee benefit plan’s or plan’s investment in such entities.

“Power Supply Amounts” means principal of, interest on and Ongoing Other Qualified Costs relating to the Securitization Bonds issued to recover Power Supply Costs.

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“Power Supply Collection Account” is defined in Section 8.02(a) of the Indenture.

“Power Supply Costs” means up to $236.7 million of the remaining net book value of DTE Electric’s investment in the Belle River coal handling assets and up to $16.0 million of the unrecovered balance of costs related to MERC.

“Power Supply Customers” means all existing and future retail electric distribution customers of DTE Electric or its successors, including all existing and future retail electric distribution customers who are obligated to pay Power Supply Securitization Charges pursuant to the Financing Order, except that “Power Supply Customers” shall exclude (i) ROA Customers as of August 6, 2026 to the extent that those ROA Customers remain on DTE Electric’s retail choice program and do not return to retail electric service, (ii) customers to the extent they obtain or use Self-Service Power and (iii) customers to the extent engaged in Affiliate Wheeling.

“Power Supply Excess Funds Subaccount” means the Excess Funds Subaccount of the Power Supply Collection Account.

“Power Supply Securitization Charge Collections” means the payments made by Power Supply Customers based on the Power Supply Securitization Charges that are actually received by the Servicer.

“Power Supply Securitization Charges” means the Securitization Charge payable by Power Supply Customers.

“Power Supply Securitization Property” means the Securitization Property, except the portion of the Securitization Property in respect of Distribution Securitization Charges.

“Power Supply Securitization Rate Class” means one of the separate rate classes to whom Power Supply Securitization Charges are allocated for ratemaking purposes in accordance with the Financing Order.

“Power Supply Securitization Semi-Annual Interim True-Up Adjustment” means any Interim True-Up Adjustment made pursuant to Section 4.01(b)(iii)(B) of the Servicing Agreement.

“Predecessor Securitization Bond” means, with respect to any particular Securitization Bond, every previous Securitization Bond evidencing all or a portion of the same debt as that evidenced by such particular Securitization Bond, and, for the purpose of this definition, any Securitization Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Securitization Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Securitization Bond.

“Premises” is defined in Section 1(g) of the Administration Agreement.

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“Principal Contribution Obligation Balance” means the remaining principal amount of Securitization Bonds Outstanding for a Tranche of Securitization Bonds issued to recover Power Supply Costs or Distribution Costs and allocable as a portion of Power Supply Amounts or Distribution Amounts, as applicable.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Unpaid Balance” means, as of any Payment Date, the sum of the projected outstanding principal balance of each Tranche of the Securitization Bonds for such Payment Date set forth in the Expected Amortization Schedule.

“Prospectus” means the prospectus dated [ ], 2026 relating to the Securitization Bonds.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Qualified Costs” means all qualified costs as defined in Section 10h(g) of the Statute allowed to be recovered by DTE Electric under the Financing Order.

“Rating Agency” means, with respect to any Tranche of Securitization Bonds, any of Moody’s or S&P that provides a rating with respect to such Tranche of Securitization Bonds. If no such organization (or successor) is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, at least ten (10) Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of S&P and Moody’s to the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Tranche of Securitization Bonds; provided, that, if, within such ten (10) Business Day period, any Rating Agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (a) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request and, if it has, promptly request the related Rating Agency Condition confirmation and (b) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five (5) Business Days following such second (2nd) request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

“Reconciliation Certificate” means, with respect to any Payment Date, a certificate in the form of the Reconciliation Certificate attached as Exhibit G to the Servicing Agreement and delivered to the Indenture Trustee in accordance with Sections 4.01(c)(iv) and 6.11(c) of the Servicing Agreement for such Payment Date.

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“Reconciliation Period” means the six-month period commencing on a Payment Date and ending on the day prior to the subsequent Payment Date; provided, however, that the initial Reconciliation Period shall commence on the Closing Date and end on the day prior to the first Payment Date.

“Record Date” means, with respect to a Payment Date, in the case of Definitive Securitization Bonds, the close of business on the last day of the calendar month preceding the calendar month in which such Payment Date occurs, and in the case of Book-Entry Securitization Bonds, one Business Day prior to the applicable Payment Date.

“Registered Holder” means the Person in whose name a Securitization Bond is registered on the Securitization Bond Register.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time.

“Reimbursable Expenses” means costs and expenses supported by invoices or other customary documentation, including, but not limited to, filing fees and fees and expenses for attorneys, accountants, printing or other professional services retained by or procured on behalf of the Issuer to meet the Issuer’s obligations under the Basic Documents.

“Released Parties” is defined in Section 6.02(e) of the Servicing Agreement.

“Remittance Shortfall” means the amount, if any, calculated for a particular Reconciliation Period, by which Distribution Securitization Charge Collections or Power Supply Securitization Charge Collections received by the Servicer during such Reconciliation Period exceed the Estimated Distribution Securitization Charge Collections or Estimated Power Supply Securitization Charge Collections remitted by the Servicer to the applicable Collection Account during such Reconciliation Period.

“Required Capital Level” means an amount equal to 0.50% of the initial principal amount of the Securitization Bonds, or such higher amount as may be set forth in the Series Supplement, deposited into the Capital Account by the Member prior to or upon the issuance of the Securitization Bonds.

“Requirements of Law” means any foreign, U.S. federal, State or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

“Responsible Officer” means, with respect to: (a) the Issuer, any Manager or any duly authorized officer; (b) the Indenture Trustee, any officer within the Corporate Trust Office of such trustee (including the President, any Vice President, any Assistant Vice President, any Secretary, any Assistant Treasurer, any Trust Officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer’s knowledge and familiarity with the particular subject); (c) any corporation (other than the Indenture Trustee), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer or any other duly authorized officer of such Person who has been authorized to act in the circumstances; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual), any duly authorized officer or member of such Person, as the context may require, who is authorized to act in matters relating to such Person.

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“Retirement of the Securitization Bonds” means the day on which the final payment is made to the Indenture Trustee in respect of the last Outstanding Securitization Bond.

“Return on Invested Capital” means, for any Payment Date with respect to any Collection Period, the sum of Investment Earnings on the Capital Account for such Collection Period.

“ROA Customers” means customers taking retail open access service from DTE Electric, on DTE Electric’s retail choice program.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor thereto. References to S&P are effective so long as S&P is a Rating Agency.

“Sale Agreement” means the Securitization Property Purchase and Sale Agreement, dated as of [Closing Date], 2026, by and between the Issuer and DTE Electric, and acknowledged and accepted by U.S. Bank Trust Company, National Association.

“Scheduled Final Payment Date” means, with respect to each Tranche of Securitization Bonds, the date when all interest and principal is scheduled to be paid with respect to that Tranche in accordance with the Expected Amortization Schedule, as specified in the Series Supplement. For the avoidance of doubt, the Scheduled Final Payment Date with respect to any Tranche shall be the last Scheduled Payment Date set forth in the Expected Amortization Schedule relating to such Tranche. The “last Scheduled Final Payment Date” means the Scheduled Final Payment Date of the latest maturing Tranche of Securitization Bonds.

“Scheduled Payment Date” means, with respect to each Tranche of Securitization Bonds, each Payment Date on which principal for such Tranche is to be paid in accordance with the Expected Amortization Schedule for such Tranche.

“Scheduled Principal Contribution Obligation Balance” means the scheduled remaining principal amount of Securitization Bonds Outstanding for a Tranche of Securitization Bonds issued to recover Power Supply Costs or Distribution Costs and allocable as a portion of Power Supply Amounts or Distribution Amounts, as applicable.

“Scheduled Principal Contribution Obligation Balance Schedule” is the schedule in the form attached as Exhibit F to the Servicing Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Obligations” is defined in the Series Supplement.

“Secured Parties” means the Indenture Trustee, the Holders and any credit enhancer described in the Series Supplement.

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“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means U.S. Bank National Association, a national banking association, solely in the capacity of a “securities intermediary,” as defined in the NY UCC and Federal Book-Entry Regulations, or any successor securities intermediary under the Indenture.

“Securitization Bond Collateral” is defined in the preamble of this Indenture.

“Securitization Bond Interest Rate” means, with respect to any Tranche of Securitization Bonds, the rate at which interest accrues on the Securitization Bonds of such Tranche, as specified in the Series Supplement.

“Securitization Bond Register” is defined in Section 2.05 of the Indenture.

“Securitization Bond Registrar” is defined in Section 2.05 of the Indenture.

“Securitization Bonds” means the securitization bonds authorized by the Financing Order and issued pursuant to this Indenture.

“Securitization Charge” means any “securitization charge” as defined in Section 10h(i) of the Statute that is authorized by the Financing Order.

“Securitization Charge Collections” means Distribution Securitization Charge Collections and Power Supply Securitization Charge Collections.

“Securitization Charge Payments” means payments made by Customers based on the Securitization Charges.

“Securitization Property” means the rights and interests of DTE Electric, or its successor, under the Financing Order, including, without limitation, the right to impose, collect and receive Securitization Charges in an amount necessary to allow for the full recovery of all Qualified Costs, the right to obtain True-Up Adjustments of Securitization Charges as described in the Financing Order, and all revenue, collections, payments, money and proceeds arising out of those rights and interests.

“Securitization Property Records” is defined in Section 5.01 of the Servicing Agreement.

“Securitization Rate Schedule” means the Tariff sheets to be filed with the Commission stating the amounts of the Securitization Charges, as such Tariff sheets may be amended or modified from time to time pursuant to a True-Up Adjustment.

“Self-Service Power” means (a) electricity generated and consumed at an industrial site or contiguous industrial site or single commercial establishment or single residence without the use of an electric utility’s transmission and distribution system or (b) electricity generated primarily by the use of by-product fuels, including waste water solids, which electricity is consumed as part of a contiguous facility, with the use of an electric utility’s

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transmission and distribution system, but only if the point or points of receipt of the power within the facility are not greater than three miles distant from the point of generation. A site or facility with load existing on the effective date of the Statute that is divided by an inland body of water or by a public highway, road or street but that otherwise meets this definition meets the contiguous requirement of this definition regardless of whether Self-Service Power was being generated on the effective date of the Statute. A commercial or industrial facility or single residence that meets the requirements of clause (a) above or clause (b) above meets this definition whether or not the generation facility is owned by an entity different from the owner of the commercial or industrial site or single residence.

“Seller” is defined in the preamble to the Sale Agreement.

“Semi-Annual Interim True-Up Adjustment” means any Distribution Securitization Semi-Annual Interim True-Up Adjustment or Power Supply Securitization Semi-Annual Interim True-Up Adjustment.

“Semi-Annual Servicer’s Certificate” is defined in Section 4.01(c)(ii) of the Servicing Agreement.

“Series 2022A Securitization Bonds” means the $235.8 million aggregate principal amount of senior secured securitization bonds issued in March 2022 by DTE Electric Securitization Funding I LLC pursuant to the Statute.

“Series 2023A Securitization Bonds” means the $601.6 million aggregate principal amount of senior secured securitization bonds issued in November 2023 by DTE Electric Securitization Funding II LLC pursuant to the Statute.

“Series Supplement” means the indenture supplemental to the Indenture in the form attached as Exhibit B to the Indenture that authorizes the issuance of the Securitization Bonds.

“Servicer” means DTE Electric, as Servicer under the Servicing Agreement, or any successor Servicer to the extent permitted under the Servicing Agreement.

“Servicer Business Day” means any day other than a Saturday, a Sunday or a holiday, on which the Servicer and Indenture Trustee maintain normal office hours and conduct business.

“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.

“Servicer Policies and Practices” is defined in Annex I to the Servicing Agreement.

“Servicing Agreement” means the Securitization Property Servicing Agreement, dated as of [Closing Date], 2026, by and between the Issuer and DTE Electric, and acknowledged and accepted by U.S. Bank Trust Company, National Association.

“Servicing Fee” is defined in Section 6.06(a) of the Servicing Agreement.

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“Similar Law” means any federal, state, local or other laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Code.

“Special Member” is defined in Section 1.02(b) of the LLC Agreement.

“Special Payment Date” means the date on which, with respect to any Tranche of Securitization Bonds, any payment of principal of or interest (including any interest accruing upon default) on, or any other amount in respect of, the Securitization Bonds of such Tranche that is not actually paid within five (5) days of the Payment Date applicable thereto is to be made by the Indenture Trustee to the Holders.

“Special Record Date” means, with respect to any Special Payment Date, the day and time determined pursuant to Section 2.08(c) of the Indenture.

“Sponsor” means DTE Electric, in its capacity as “sponsor” of the Securitization Bonds within the meaning of Regulation AB.

“State” means any one of the fifty states of the United States of America or the District of Columbia.

“State Pledge” means the pledge of the State of Michigan as set forth in Section 10n of the Statute.

“Statute” means the laws of the State of Michigan adopted in June 2000 enacted as 2000 PA 142, which amended Public Act 3 of 1939, MCL 460.1 et seq.

“Subaccounts” is defined in Section 8.02(a) of the Indenture.

“Successor” means any successor to DTE Electric under the Statute, whether pursuant to any bankruptcy, reorganization or other insolvency proceeding or pursuant to any merger, acquisition, sale or transfer, by operation of law, as a result of electric utility restructuring or otherwise.

“Successor Servicer” is defined in Section 3.07(e) of the Indenture.

“Tariff” means the most current version on file with the Commission of Sheet Nos. C-64, C-65 and Sheet Nos. C-69 to C-71 of DTE Electric’s Rate Book for Electric Service, M.P.S.C. 13 — Electric, or substantially comparable sheets included in a later complete revision of DTE Electric’s Rate Book for Electric Service approved and on file with the Commission.

“Tax Returns” is defined in Section 1(a)(iii) of the Administration Agreement.

“Temporary Securitization Bonds” means Securitization Bonds executed and, upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive Securitization Bonds pursuant to Section 2.04 of the Indenture.

“Termination Notice” is defined in Section 7.01 of the Servicing Agreement.

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“Tranche” means any one of the groupings of Securitization Bonds differentiated by payment date schedule, sinking fund schedule, maturity date, interest rate or amortization schedule, as specified in the Series Supplement.

“True-Up Adjustment” means any Annual True-Up Adjustment or Interim True-Up Adjustment, as the case may be.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force on the Closing Date, unless otherwise specifically provided.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Underwriters” means the underwriters who purchase Securitization Bonds of any Tranche from the Issuer and sell such Securitization Bonds in a public offering.

“Underwriting Agreement” means the Underwriting Agreement, dated [Pricing Date], 2026, by and among DTE Electric, the representative of the several Underwriters named therein and the Issuer.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the option of the issuer thereof.

“Weighted Average Days Outstanding (Commercial)” means the weighted average number of days DTE Electric’s monthly bills to retail electric distribution customers other than residential retail electric distribution customers of DTE Electric remain outstanding during the calendar year immediately preceding the calculation thereof pursuant to Section 4.01(b)(ii)(A) or Section 4.01(b)(ii)(B) of the Servicing Agreement. The initial Weighted Average Days Outstanding (Commercial) shall be 20 until updated pursuant to Section 4.01(b)(ii)(A) or Section 4.01(b)(ii)(B) of the Servicing Agreement.

“Weighted Average Days Outstanding (Residential)” means the weighted average number of days DTE Electric’s monthly bills to residential retail electric distribution customers remain outstanding during the calendar year immediately preceding the calculation thereof pursuant to Section 4.01(b)(ii)(A) or Section 4.01(b)(ii)(B) of the Servicing Agreement. The initial Weighted Average Days Outstanding (Residential) shall be 27 until updated pursuant to Section 4.01(b)(ii)(A) or Section 4.01(b)(ii)(B) of the Servicing Agreement.

B. Rules of Construction. Unless the context otherwise requires, in each Basic Document to which this Appendix A is attached or incorporated:

(a) All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in any Basic Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Basic Document shall control.

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(b) The term “including” means “including without limitation”, and other forms of the verb “include” have correlative meanings.

(c) All references to any Person shall include such Person’s permitted successors and assigns, and any reference to a Person in a particular capacity excludes such Person in other capacities.

(d) Unless otherwise stated in any of the Basic Documents, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(e) The words “hereof”, “herein” and “hereunder” and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document. References to Articles, Sections, Appendices and Exhibits in any Basic Document are references to Articles, Sections, Appendices and Exhibits in or to such Basic Document unless otherwise specified in such Basic Document.

(f) The various captions (including the tables of contents) in each Basic Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Basic Document.

(g) The definitions contained in this Appendix A apply equally to the singular and plural forms of such terms, and words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(h) Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in such agreement or document) and include any attachments thereto.

(i) References to any law, rule, regulation or order of a Governmental Authority shall include such law, rule, regulation or order as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(j) The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(k) The word “or” is not exclusive.

(l) All terms defined in the relevant Basic Document to which this Appendix A is attached shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(m) A term has the meaning assigned to it.

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